                                                                   EXHIBIT 10.32

THE OBLIGATIONS OF PAYMENT AND PERFORMANCE EVIDENCED HEREBY AND BY THE OTHER PURCHASE DOCUMENTS AND THE RIGHTS OF THE PURCHASERS AND SERVICER HEREUNDER AND THEREUNDER (INCLUDING RIGHTS OF PAYMENT AND ENFORCEMENT) ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER 16, 2005, 2003 (THE "AMENDED AND RESTATED SUBORDINATION AGREEMENT"), AMONG THE LOAN PARTIES, BANK OF AMERICA, AS THE SENIOR LENDER, THE SERVICER AND THE PURCHASER, TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY, AND ALL OTHER OBLIGATIONS OF, THE LOAN PARTIES UNDER AND PURSUANT TO THE AMENDED AND RESTATED SENIOR CREDIT AGREEMENT AND EACH RELATED "LOAN DOCUMENT" (AS DEFINED THEREIN). THE SERVICER AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE AMENDED AND RESTATED SUBORDINATION AGREEMENT.

            AMENDED AND RESTATED SENIOR SUBORDINATED NOTE AND WARRANT
                               PURCHASE AGREEMENT

                                  BY AND AMONG

                              DOVER SADDLERY, INC.,
                             A DELAWARE CORPORATION,
                                   AS PARENT,

                              DOVER SADDLERY, INC.,
                          A MASSACHUSETTS CORPORATION,
                            AS OPERATING COMPANY #1,

                              SMITH BROTHERS, INC.,
                              A TEXAS CORPORATION,
                            AS OPERATING COMPANY #2,

                                       AND

                         PATRIOT CAPITAL FUNDING, INC.,
                             A DELAWARE CORPORATION,
                                   AS SERVICER

                                       AND

                          THE PURCHASERS IDENTIFIED ON
                                 ANNEX A HERETO

                               SEPTEMBER 16, 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1    DEFINITIONS.................................................     2
   1.1     CERTAIN DEFINITIONS...........................................     2
   1.2     ACCOUNTING PRINCIPLES.........................................    12
   1.3     OTHER DEFINITIONAL PROVISIONS; CONSTRUCTION...................    12

ARTICLE 2    ISSUE AND SALE OF SECURITIES................................    12
   2.1     AUTHORIZATION AND ISSUANCE OF THE NOTES AND WARRANTS..........    12
   2.2     SALE AND PURCHASE.............................................    13
   2.3     THE CLOSING...................................................    13

ARTICLE 3    REPAYMENT OF THE NOTES......................................    13
   3.1     INTEREST RATES AND INTEREST PAYMENTS..........................    13
   3.2     REPAYMENT OF THE NOTES........................................    13
   3.3     OPTIONAL PREPAYMENT OF NOTES..................................    13
   3.4     NOTICE OF OPTIONAL PREPAYMENT.................................    14
   3.5     MANDATORY PREPAYMENT..........................................    14
   3.6     ANNIVERSARY FEE...............................................    14
   3.7     HOME OFFICE PAYMENT...........................................    14
   3.8     TAXES.........................................................    14
   3.9     MAXIMUM LAWFUL RATE...........................................    15
   3.10    CAPITAL ADEQUACY..............................................    15
   3.11    CERTAIN WAIVERS...............................................    16

ARTICLE 4    CONDITIONS..................................................    16
   4.1     CONDITIONS TO PURCHASE OF SECURITIES..........................    16

ARTICLE 5    REPRESENTATIONS AND WARRANTIES OF LOAN PARTIES..............    19
   5.1     REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES............    19
   5.2     ABSOLUTE RELIANCE ON THE REPRESENTATIONS AND WARRANTIES.......    26

ARTICLE 6    TRANSFER OF SECURITIES......................................    26
   6.1     RESTRICTED SECURITIES.........................................    26
   6.2     LEGENDS; PURCHASER'S REPRESENTATIONS..........................    26
   6.3     ASSIGNMENTS AND PARTICIPATIONS................................    26
   6.4     REPLACEMENT OF LOST SECURITIES................................    27
   6.5     NO OTHER REPRESENTATIONS AFFECTED.............................    27
   6.6     REGISTER......................................................    27

ARTICLE 7    COVENANTS...................................................    27
   7.1     AFFIRMATIVE COVENANTS.........................................    27
   7.2     NEGATIVE COVENANTS............................................    33

   7.3     FINANCIAL COVENANTS...........................................    38

ARTICLE 8    EVENTS OF DEFAULT...........................................    39
   8.1     EVENTS OF DEFAULT.............................................    39
   8.2     CONSEQUENCES OF EVENT OF DEFAULT..............................    41
   8.3     SECURITY......................................................    42

ARTICLE 9    THE SERVICER................................................    42
   9.1     AUTHORIZATION AND ACTION......................................    42
   9.2     DELEGATION OF DUTIES..........................................    42
   9.3     EXCULPATORY PROVISIONS........................................    42
   9.4     RELIANCE......................................................    43
   9.5     NON-RELIANCE ON SERVICER AND OTHER PURCHASERS.................    43
   9.6     SERVICER IN ITS INDIVIDUAL CAPACITY...........................    43
   9.7     SUCCESSOR SERVICER............................................    43
   9.8     COLLECTIONS AND DISBURSEMENTS.................................    44
   9.9     REPORTING.....................................................    44
   9.10    CONSENT OF PURCHASERS.........................................    45
   9.11    THIS ARTICLE NOT APPLICABLE TO LOAN PARTIES...................    45
   9.12    NO LIABILITY OF PURCHASERS....................................    45

ARTICLE 10   MISCELLANEOUS...............................................    46
   10.1    SUCCESSORS AND ASSIGNS........................................    46
   10.2    MODIFICATIONS AND AMENDMENTS..................................    46
   10.3    NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED.....    46
   10.4    REIMBURSEMENT OF EXPENSES.....................................    46
   10.5    HOLIDAYS......................................................    46
   10.6    NOTICES.......................................................    46
   10.7    SURVIVAL......................................................    48
   10.8    GOVERNING LAW.................................................    48
   10.9    JURISDICTION, CONSENT TO SERVICE OF PROCESS...................    48
   10.10      JURY TRIAL WAIVER..........................................    49
   10.11      SEVERABILITY...............................................    49
   10.12      HEADINGS...................................................    49
   10.13      INDEMNITY..................................................    49
   10.14      ENVIRONMENTAL INDEMNITY....................................    49
   10.15      COUNTERPARTS...............................................    50
   10.16      INTEGRATION................................................    50
   10.17      SUBORDINATION..............................................    50
   10.18      ORIGINAL ISSUE DISCOUNT....................................    51

ANNEX

SCHEDULES

            AMENDED AND RESTATED SENIOR SUBORDINATED NOTE AND WARRANT
                               PURCHASE AGREEMENT

                    $8,050,000 AGGREGATE PRINCIPAL AMOUNT OF
              SENIOR SECURED SUBORDINATED NOTES OF THE LOAN PARTIES
                             DUE SEPTEMBER 16, 2009

                                  together with

           WARRANTS TO PURCHASE COMMON STOCK REPRESENTING .805% OF THE
            CONVERTIBLE SECURITIES OF PARENT ON A FULLY DILUTED BASIS

     THIS AMENDED AND RESTATED SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement"), dated as of September 16, 2005, is by and among DOVER SADDLERY, INC., a Delaware corporation ("Parent"), DOVER SADDLERY, INC., a Massachusetts corporation and wholly-owned subsidiary of Parent ("Operating Company #1"), SMITH BROTHERS, INC., a Texas corporation and wholly-owned subsidiary of Parent ("Operating Company #2 and, together with Parent and Operating Company #1, the "Loan Parties"), the securities purchasers that are now and hereafter at any time parties hereto and are listed in Annex B (or any amendment or supplement thereto) attached hereto (individually, a "Purchaser" and collectively, "Purchasers"), and PATRIOT CAPITAL FUNDING, INC., a Delaware corporation ("Patriot"), as administrative agent for Purchasers (in such capacity, "Servicer"). Capitalized terms used and not defined elsewhere in this Agreement are defined in Article 1 hereof.

                                    RECITALS

     WHEREAS, the Loan Parties, Servicer and Purchasers are parties to that certain Senior Subordinated Note Purchase Agreement, dated as of December 11, 2003, pursuant to which the Purchasers purchased $3,500,000.00 of notes (the "Prior Notes") to provide debt financing to the Loan Parties (the "Prior Note Purchase Agreement"); and

     WHEREAS, the Loan Parties, the Purchasers and Servicer desire to amend and restate the Prior Notes and Prior Note Purchase Agreement for the purpose of:
(i) redeeming 603,889 shares of the Citizens Stock; (ii) paying fees and expenses in connection with the transactions contemplated under the Transaction Documents; and (iii) financing ongoing working capital and capital expenditure requirements and other general corporate purposes in the ordinary course of business; and

     WHEREAS, in order to induce the Purchasers to purchase the Notes to be issued pursuant to this Agreement, Parent has agreed to issue and sell to Purchaser, warrants exercisable for shares of Common Stock representing .805% of the Convertible Securities of Parent on a Fully Diluted Basis, subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 CERTAIN DEFINITIONS. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the meanings set forth below (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

     "Affiliate" means with respect to any Person, (i) any director, officer or employee of that Person, (ii) any other Person that is directly or indirectly controlling, controlled by or under common control with such Person or entity or any of its Subsidiaries, (iii) any other Person directly or indirectly holding ten percent (10%) or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person and (iv) any other Person ten percent (10%) or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person. Notwithstanding the foregoing, neither Servicer, nor any Affiliate of Servicer, shall be deemed an Affiliate of any of the Loan Parties.

     "Agreement" means this Amended and Restated Senior Subordinated Note and Warrant Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time and including all exhibits, attachments and appendices hereto.

     "Amended and Restated Security Agreement" has the meaning assigned to such term in Section 4.1(c) hereof.

     "Amended and Restated Subordination Agreement" means that certain Amended and Restated Subordination Agreement by and among the Senior Lender, the Loan Parties, the Servicer and the Purchaser, dated as of September 16, 2005, as such may be amended or modified from time to time as permitted thereby.

     "Anniversary Fee" has the meaning assigned to such term in Section 3.6 hereof.

     "Arrangement Fee" means a fee in an amount equal to 1.00% of the initial aggregate principal amount of the Notes payable by the Loan Parties to Servicer at Closing in consideration of the structuring of the financing contemplated hereby.

     "Bank of America" means Bank of America, N.A., as successor by merger to Fleet National Bank, having its head office at 100 Federal Street, Boston, MA 02110.

     "Boards" means, collectively, the board of directors of each of the Loan Parties.

     "Business" means the principal business of the Loan Parties as set forth in
Section 5.1(b) herein and as such shall continue to be conducted following the purchase and sale of the Securities.

     "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

     "By-laws" means the by-laws, partnership agreement, operating agreement or analogous instrument governing the operations of each of the Loan Parties, including all amendments and supplements thereto.

     "Capital Expenditures" means, with respect to any Person, the amount of any expenditures for fixed assets, computer software, leasehold improvements, capital leases under GAAP, installment purchases of machinery and equipment, acquisitions of real estate, expenditures in any construction in progress account of such Person and other similar expenditures which are required to be capitalized on a balance sheet pursuant to GAAP.

     "Capitalized Leases" means, with respect to any Person, leases of (or other agreements conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP (as defined in
Section 1.2 hereof), either would be required to be classified and accounted for as capital leases on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), as amended, and rules, regulations, standards and guidelines issued thereunder.

     "Change of Control" means the occurrence of any of the following:

          (a) any transaction or series of related transactions resulting in the sale or issuance of securities or any rights to securities of Parent by Parent, or any transaction or series of related transactions resulting in the sale, transfer, assignment or other conveyance or disposition of any securities or any rights to securities of Parent by any holder or holders thereof and, as a result thereof in either case, Stephen L. Day holds less than 80% of the voting securities of Parent owned by him as of the Closing Date or less than 80% of the total equity securities of Parent owned by him as of the Closing Date (or, subsequent to the consummation of the IPO, holding less than 10% of the voting securities of Parent or less than 10% of the total equity securities of Parent), in all cases computed on a fully diluted basis;

          (b) a merger, consolidation, reorganization, recapitalization or share exchange in which the equity holders of Parent immediately prior to such transaction receive, in exchange for securities of Parent owned by them, cash, property, securities or securities of the resulting or surviving entity and as a result thereof Persons who were holders of voting securities of Parent and hold less than 50% of the capital stock, calculated on a Fully Diluted Basis, of the resulting corporation entitled to vote in the election of directors;

          (c) the Parent owns beneficially and of record and controls less than 100% of the capital stock of Operating Company #1 or Operating Company #2;

          (d) a sale, transfer or other disposition of all or substantially all of the assets of Operating Company #1 or Operating Company #2; or

          (e) Stephen L. Day shall cease to be an Executive Officer, or shall not devote substantially all of his business time and efforts to the business and affairs of the Parent, Operating Company #1 and Operating Company #2 for any reason other than his death or Disability.

     "Charter Documents" means the Articles of Incorporation, Certificate of Incorporation, certificate of limited partnership, certificate of limited liability company, charter or analogous organic instrument filed with the appropriate Governmental Authorities of each of the Loan Parties, as applicable, including all amendments and supplements thereto.

     "Citizens" means Citizens Ventures, Inc. and any Affiliate holding the Citizens Stock.

     "Citizens Redemption Agreement" means the Redemption Agreement dated as of the date hereof, by and between Parent and Citizens.

     "Citizens Stock" means the 1,015,000 shares of Common Stock held by Citizens as of the Closing (following conversion of 1,015,000 shares of Preferred Stock previously held by Citizens), of which 603,889 shares of Common Stock will be redeemed pursuant to the Citizens Redemption Agreement.

     "Citizens Transaction" means the transactions contemplated by the Citizens Redemption Agreement, including the redemption of 603,889 shares of the Citizens Stock.

     "Closing" means the closing of the purchase and sale of the Securities pursuant to this Agreement.

     "Closing Date" means the date and time for delivery and payment of the Notes as finally determined pursuant to Section 2.4 hereof.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the common stock, par value $0.0001 per share, of Parent.

     "Competitor" means a Person actively engaged the Business.

     "Condition" means any condition that results in or otherwise relates to any Environmental Liabilities.

     "Convertible Securities" means securities or obligations that are directly or indirectly exercisable for, convertible into or exchangeable for shares of common stock or other shares of capital stock of the issuer. As to Parent, the term includes, without limitation, Preferred Stock and options, warrants or other rights to subscribe for or purchase Common Stock or to subscribe for or purchase other shares of capital stock and notes or other obligations that are directly or indirectly, exercisable for, convertible into or exchangeable for Common Stock.

     "Controlled Group" means the "controlled group of corporations" as that term is defined in Section 1563 of the Code, of which the Loan Parties are a part from time to time.

     "Default" means any event or condition that, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.

     "Disability" means the physical or mental inability of a natural Person to render employment services for an aggregate of ninety (90) days during any twelve-month period.

     "EBITDA" means, during any period of determination, without duplication, the Net Income of the Loan Parties for such period plus the following, to the extent deducted in computing such Net Income: (i) depreciation, (ii) amortization, (iii) other non-cash charges, (iv) Interest Charges, (v) Taxes on income imposed by any Governmental Authority, and (vi) all extraordinary items. It is agreed that there shall be excluded from the computation of EBITDA one-time, non-recurring transaction expenses, not to exceed $450,000 in the aggregate, which are directly related to the IPO and the transactions contemplated by the Senior Credit Agreement, this Agreement and the Recapitalization Agreement, and which are actually deducted in calculating EBITDA; provided, however, that such on-time, non-recurring transaction expenses
(a) are paid within 6 months after the date of this Agreement, (b) are expensed and not capitalized and (c) are excluded only for any period of computation of EBITDA which includes the fiscal quarter in which such expenses have been deducted.

     "Environmental Laws" means any Laws that address, are related to or are otherwise concerned with environmental, health or safety issues, including any Laws or regulations promulgated by the EPA or other Governmental Authorities relating to any emissions, releases or discharges of Pollutants into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, clean-up or control of Pollutants or any exposure or impact on worker health and safety.

     "Environmental Liabilities" means any obligations or liabilities (including any claims, suits or other assertions of obligations or liabilities) that are:

          (a) related to environmental, health or safety issues (including on-site or off-site contamination by Pollutants of surface or subsurface soil or water, and occupational safety and health); and

          (b) based upon or related to (i) any provision of past, present or future United States or foreign Environmental Law (including CERCLA and
     RCRA) or common law, or (ii) any judgment, order, writ, decree, permit or injunction imposed by any court, administrative agency, tribunal or otherwise.

     The term "Environmental Liabilities" includes: (i) fines, penalties, judgments, awards, settlements, losses, damages (including foreseeable and unforeseeable consequential damages), costs, fees (including attorneys' and consultants' fees), expenses and disbursements; (ii) defense and other responses to any administrative or judicial action (including claims, notice letters, complaints, and other assertions of liability); and (iii) financial responsibility for (1) cleanup costs and injunctive relief, including any Removal, Remedial or other Response actions, and natural resource damages, and (2) any other compliance or remedial measures.

     "EPA" means the United States Environmental Protection Agency and any governmental body or agency succeeding to the functions thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any governmental agency or authority, as from time to time in effect, promulgated thereunder.

     "Event of Default" means any of the events of default described in Section
8.1 hereof.

     "Executive Officers" means the chief executive officer, chief operating officer and chief financial officer of the applicable Loan Party.

     "Financing Statements" has the meaning assigned to such term in Section 4.1(c) hereof.

     "Fiscal Year" or "fiscal year" means each twelve month period ending on December 31st of each year.

     "Fully Diluted Basis" means the total number of shares of Common Stock that are issued and outstanding on a particular date, plus the total number of shares of Common Stock which would be issued and outstanding assuming the exercise of all outstanding options, warrants or rights to purchase Common Stock and the conversion of all outstanding securities.

     "Funded Debt" means, as at any date of determination, the sum of (i) aggregate obligations outstanding under the Senior Credit Agreement on such date, plus (ii) the stated amount of letters of credit outstanding under the Senior Credit Agreement on such date, plus (iii) all principal obligations arising under Capitalized Leases in effect on such date, plus (iv) all other Guaranties and Indebtedness for borrowed money outstanding on such date (including, without limitation, all amounts outstanding under this Agreement and the Notes).

     "Funded Debt Ratio" means, as at the end of any fiscal quarter of the Loan Parties, the ratio of the Loan Parties': (a) Funded Debt as at the end of such fiscal quarter to (b) EBITDA for the four consecutive fiscal quarters ending on the last day of such fiscal quarter.

     "Funded Senior Debt" means, as at any date of determination, the sum of (i) aggregate obligations outstanding under the Senior Credit Agreement on such date, plus (ii) the stated amount of letters of credit outstanding under the Senior Credit Agreement on such date, plus (iii) all principal obligations arising under Capitalized Leases in effect on such date, plus (iv) all other Guaranties and Indebtedness for borrowed money outstanding on such date (other than amounts outstanding under this Agreement and the Notes).

     "Funded Senior Debt Ratio" means, as at the end of any fiscal quarter of the Loan Parties, the ratio of (i) Funded Senior Debt as at the end of such fiscal quarter to (ii) EBITDA for the four consecutive fiscal quarters ending on the last day of such fiscal quarter.

     "GAAP" has the meaning assigned to such term in Section 1.2 hereof.

     "Governmental Authorities" means any federal, state or municipal court or other governmental department, commission, board, bureau, agency, instrumentality or entity, governmental or quasi-governmental, domestic or foreign, including, without limitation, the EPA and the IRS.

     "Guaranty" means any guaranty of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is reflected on the balance sheet of such other Person, firm or corporation, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

     "Indebtedness" with respect to any Person means and includes, without duplication, (i) all items which, in accordance with GAAP, would be included as a liability on the balance sheet of such Person, (ii) the face amount of all banker's acceptances and of all letters of credit issued by any bank for the account of such Person and all drafts drawn thereunder, (iii) the total amount of all indebtedness secured by any Lien to which any property or asset of such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, and (iv) the total amount of all indebtedness and obligations of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, including, without limitation, any agreement
(a) to advance or supply funds to such other Person to maintain working capital, equity capital, net worth or solvency, or (b) otherwise to assure or hold harmless such other Person against loss in respect of its obligations.

     "Interest Charges" means, for any period, without duplication, all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made, all as determined in accordance with GAAP. Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

     "Interest Payment Date" has the meaning assigned to such term in Section 3.1(a) hereof.

     "Interest Rate Protection Agreement" shall mean any interest rate swap, interest rate cap, interest rate collar or other interest rate hedging agreement or arrangement.

     "Investment" as applied to any Person means the amount paid or agreed to be paid or loaned, advanced or contributed to other Persons, and in any event shall include, without limitation, (i) any direct or indirect purchase or other acquisition of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests, limited liability company membership interests and joint venture interests) and (ii) any capital contribution to any other Person.

     "IPO" means a public offering of shares of Parent's Common Stock pursuant to an effective registration statement on Form S-1, or successor form, of the SEC, to be closed prior to March 30, 2006, and pursuant to which the aggregate gross proceeds to Parent and selling shareholders in the offering are not less than $20,000,000.

     "IRS" means the Internal Revenue Service and any governmental body or agency succeeding to the functions thereof.

     "Laws" means all U.S. and foreign federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies, rules of common law, and the like, now or hereafter in effect, including any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees or judgments.

     "Lien" means any security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, now owned or hereafter acquired, whether such interest is based on common law, statute or contract.

     "Life Insurance" has the meaning assigned to such term in Section 4.1(i) hereof.

     "Manage" and "Management" means generation, production, handling, distribution, processing, use, storage, treatment, operation, transportation, recycling, reuse and/or disposal, as those terms are defined in CERCLA, RCRA and other Environmental Laws (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards and guidelines issued pursuant to, or otherwise in implementation of, such Environmental Laws).

     "Material Adverse Effect" means a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of the Loan Parties, taken as a whole.

     "Multiemployer Plan" means a multiemployer plan (within the meaning of Section 3(37) of ERISA) that is maintained for the benefit of the employees of the Loan Parties or any member of the Controlled Group.

     "Most Recent Statements" has the meaning assigned to such term in Section 5.1(c)(i).

     "Net Income" means the gross revenues of the Loan Parties for the period in question, less all expenses and other proper charges (including Taxes on income), all determined in accordance with GAAP but in any event, excluding from Net Income (without duplication): (i) any gain or loss, amortization or deduction arising from any write-up of assets, except to the extent inclusion thereof shall be approved in writing by the Servicer; (ii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (iii) the net earnings of any business entity (other than a Subsidiary) in which a Loan Party has an ownership interest, except to the extent such net earnings shall have actually been received by the Loan Party in the form of cash distributions; (iv) any gains or losses on the sale or other disposition of investments or fixed or capital assets; (v) the proceeds of any life insurance policy; (vi) any deferred or other credit representing any excess of the equity of any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary; and (vii) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall be made from income arising during such period.

     "Notes" has the meaning assigned to such term in Section 2.1.

     "Operating Cash Flow" means for any period, an amount equal to: (i) EBITDA for such period, minus (ii) Taxes actually paid by the Loan Parties during such period, and minus (iii) Capital Expenditures made by the Loan Parties during such period, but only to the extent that such Capital Expenditures were not financed by the incurrence of any Indebtedness (excluding for this purpose Indebtedness incurred under this Agreement).

     "Operating Company #1" has the meaning assigned to such term in the preamble hereto.

     "Operating Company #2" has the meaning assigned to such term in the preamble hereto.

     "Parent" has the meaning assigned to such term in the preamble hereto.

     "Patriot" has the meaning assigned to such term in the preamble hereto.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any other governmental agency, department or instrumentality succeeding to the functions thereof.

     "Permitted Liens" has the meaning assigned to such term in Section 7.2(b) hereof.

     "Person" means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization (whether or not legally formed) or Governmental Authority.

     "Plan" means any employee benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multiemployer Plan, established or maintained by any of the Loan Parties or any member of the Controlled Group.

     "Pollutant" includes any "hazardous substance" and any "pollutant or contaminant" as those terms are defined in CERCLA; any "hazardous waste" as that term is defined in RCRA; and any "hazardous material" as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, said Environmental Laws); and including without limitation any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, polychlorinated biphenyls (PCBs), dioxins, dibenzofurans, heavy metals, and radon gas; and including any other substance or material that is reasonably determined to present a threat, hazard or risk to human health or the environment.

     "Preferred Stock" means the preferred stock, par value $0.0001 per share, of Parent.

     "Prior Notes" has the meaning assigned to such term in the recitals hereto.

     "Prior Note Purchase Agreement" has the meaning assigned to such term in the recitals hereto.

     "Properties and Facilities" has the meaning assigned to such term in
Section 5.1(q).

     "Proprietary Rights" means all patents, trademarks, trade names, service marks, copyrights, inventions, production methods, licenses, formulas, know-how and trade secrets, regardless of whether such are registered with any Governmental Authorities, including applications therefor.

     "Purchase Documents" means this Agreement, the Notes, the Warrant and the Security Documents and all other agreements, instruments and documents delivered in connection therewith as any or all of the foregoing may be supplemented or amended from time to time.

     "Purchaser" has the meaning assigned to such term in the preamble hereto and in Section 6.2 hereof.

     "RCRA" means the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended, and all rules, regulations, standards, guidelines and publications issued thereunder.

     "Removal," "Remedial" and "Response" actions includes the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those that might be taken by a government entity or those that a government entity or any other person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other persons under "removal," "remedial," or other "response" actions.

     "Reportable Event" means any of the events that are reportable under
Section 4043 of ERISA and the regulations promulgated thereunder, other than an occurrence for which the thirty (30) day notice contained in 29 C.F.R. Section 2615.3(a) is waived.

     "Required Purchasers" means, at any time, Purchasers holding a pro rata percentage of the outstanding principal amount of the Notes aggregating at least 66-2/3% at such time.

     "Revolving Financing" means a secured revolving line of credit facility under the Senior Credit Agreement providing for advances in an aggregate amount outstanding initially not to exceed $16,000,000.

     "SEC" means the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

     "Securities" has the meaning assigned to such term in Section 2.3 hereof.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Documents" means the Amended and Restated Security Agreement, the Financing Statements, and all other documents, instruments and other materials necessary to create, maintain or perfect the security interests created pursuant to the Amended and Restated Security Agreement.

     "Senior Credit Agreement" means that certain First Amendment to the Amended and Restated Loan and Security Agreement by and among the Loan Parties and Senior Lender as lender, dated as of the date hereof, as such may be amended or modified from time to time.

     "Senior Financing" means the Revolving Financing.

     "Senior Lender" means Bank of America and each other lender party to the Senior Credit Agreement.

     "Servicer" has the meaning assigned to such term in the preamble hereto and any successor Servicer provided for hereunder.

     "Subsidiary" means any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by a Loan Party or a Subsidiary of a Loan Party; or any other such organization the management of which is directly or indirectly controlled by a Loan Party or a Subsidiary of a Loan Party through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which a Loan Party has a 50% ownership interest or any other entity which would be consolidated with the Loan Parties in presenting its financial statements in accordance with GAAP.

     "Taxes" means, any and all taxes (including, without limitation, income, receipts, franchise, ad valorem or excise taxes, transfer or gains taxes or fees, use taxes, withholding, payroll or minimum taxes) imposed on, or otherwise payable by, or for which responsibility for payment, withholding or collection lies with, any Loan Party by any Governmental Authority, including any taxes imposed on any of the Subsidiaries or other Affiliates of any Loan Party for which a Loan Party may be liable under applicable Laws or by agreement to which a Loan Party is a party of by which it is bound or subject to, and including, but not limited to, any interest, penalties or additions to tax with respect thereto.

     "Total Debt Service" means, for any period, the sum of, for all Loan Parties taken as a whole, (i) Interest Charges on all Indebtedness for such period, plus (ii) the aggregate amount of all regularly scheduled principal payments made or coming due during such period in respect of the Senior Financing or any other Indebtedness for borrowed money or capital lease (to the extent the Servicer from time to time permits such Indebtedness to be incurred).

     "Transaction Documents" has the meaning assigned to such term in Section 5.1(f) hereof.

     "Transactions" means the incurrence of debt and the issuance and sale of Securities in connection therewith, as contemplated by this Agreement and the Senior Credit Purchase Agreement, the Notes and all other agreements contemplated hereby and thereby.

     "UST" means an underground storage tank, including as that term is defined, construed and otherwise used in RCRA and in rules, regulations, standards, guidelines and publications issued pursuant to RCRA and comparable state and local laws.

     "Warrants" has the meaning assigned to such term in Section 2.1.

     1.2 ACCOUNTING PRINCIPLES. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement shall be determined or made in accordance with generally accepted accounting principles in the United States of America consistently applied ("GAAP"), unless such principles are inconsistent with the express requirements of this Agreement.

     1.3 OTHER DEFINITIONAL PROVISIONS; CONSTRUCTION. Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words "hereof" "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not in any particular provision of this agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified. A Default or Event of Default shall "continue" or be "continuing" until such Default or Event of Default has been cured or waived by Servicer and Purchasers. References in this Agreement to any Persons shall include such Persons, successors and permitted assigns. Other terms contained in this Agreement (which are not otherwise specifically defined herein) shall have meanings provided in Article 9 of the New York Uniform Commercial Code on the date hereof to the extent the same are used or defined therein.

                                    ARTICLE 2

                          ISSUE AND SALE OF SECURITIES

     2.1 AUTHORIZATION AND ISSUANCE OF THE NOTES AND WARRANTS.

          (a) NOTES. The Loan Parties have duly authorized the issuance and sale to Purchasers of $8,050,000 in aggregate principal amount of the Loan Parties' Senior Secured Subordinated Notes (including any Notes issued in substitution therefor pursuant to Sections 6.3 and 6.4 hereof, the "Notes"), to be substantially in the forms attached hereto as Exhibit A.

          (b) WARRANTS. Parent has duly authorized the issuance and sale to Purchasers of warrants to purchase Common Stock representing .805% of the Convertible Securities of Parent on a Fully Diluted Basis (the "Warrants"), to be substantially in the form attached hereto as Exhibit B.

     2.2 SALE AND PURCHASE. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, the Loan Parties shall sell to Purchasers, and Purchasers shall purchase from the Loan Parties, in an amount equal to the pro rata portion of the Notes and Warrants as set forth on Annex B, the Notes in the aggregate principal amount and Warrants set forth in Section 2.1 hereof. The Notes and Warrants are sometimes referred to herein as the "Securities." The aggregate purchase price for the Securities shall be $8,050,000.

     2.3 THE CLOSING. Delivery of and payment for the Securities (the "Closing") shall be made at the offices of Edwards & Angell, LLP, Three Stamford Plaza, 301 Tresser Boulevard, Stamford, Connecticut, commencing at 10:00 a.m., local time, on September 16, 2005 or at such place or on such other date on or before September 30, 2005 as may be mutually agreeable to the Loan Parties and Purchasers. The date and time of the Closing as finally determined pursuant to this Section 2.3 are referred to herein as the "Closing Date." Delivery of the Securities shall be made to Purchasers against payment of the purchase price therefore, less the Arrangement Fee and any other amounts payable pursuant to
Section 4.1(j) hereof, by wire transfer of immediately available funds in the manner agreed to by the Loan Parties and Purchasers. The Notes shall be issued in such name or names and in such permitted denomination or denominations as set forth in Annex B or as Purchasers may request in writing not less than two (2) Business Days before the Closing Date. The Closing shall occur simultaneously with the closing of the transactions contemplated by the Senior Credit Agreement and the Citizens Redemption Agreement.

                                    ARTICLE 3

                             REPAYMENT OF THE NOTES

     3.1 INTEREST RATES AND INTEREST PAYMENTS. The Notes will bear interest on the outstanding principal amount thereof at a rate equal to 11.50% per annum. Interest on the Notes will be computed on the basis of a year of 360 days, composed of twelve 30-day months, and the actual number of days elapsed. The Loan Parties, jointly and severally, covenant and agree to make payments to Servicer for the ratable benefit of Purchasers, of accrued interest on the Notes on the fifth (5th) Business Day of each month (each an "Interest Payment Date") commencing on October 1, 2005. All accrued but unpaid interest on the Notes shall be due and payable in cash on each Interest Payment Date.

     3.2 REPAYMENT OF THE NOTES. The Loan Parties, jointly and severally, covenant and agree to repay to Servicer, for the ratable benefit of Purchasers, the unpaid principal balance of the Notes in full, together with all accrued and unpaid interest, fees and other amounts due hereunder, on September 16, 2009.

     3.3 OPTIONAL PREPAYMENT OF NOTES. Subject to the terms of this Section 3.3, the Loan Parties may prepay to Servicer, for the ratable benefit of Purchasers, the outstanding principal amount of the Notes in whole or in part in multiples of $100,000, or such lesser amount as is then outstanding, at any time at a price equal to (i) the accrued interest, if any, to the date set for prepayment, plus (ii) a prepayment fee representing the amortization of certain of Purchasers' costs incurred in connection with the purchase of the Notes equal to the principal amount prepaid multiplied by the following percentage:

         If Prepaid During
   the 12-Month Period Ending on
September 16 of the Following Years:   Percentage
------------------------------------   ----------
2006                                       3%
2007                                       4%
2008                                       5%
2009 through and including maturity        6%

Servicer shall apply all such prepayments to the outstanding principal of the Notes in the inverse order of maturity after application of such prepayment to any accrued interest and prepayment fee payable in connection therewith.

     3.4 NOTICE OF OPTIONAL PREPAYMENT. If the Loan Parties shall elect to prepay any Notes pursuant to Section 3.3 hereof, the Loan Parties shall give notice of such prepayment to Servicer and each holder of the Notes to be prepaid not less than thirty (30) days or more than ninety (90) days prior to the date fixed for prepayment, specifying (i) the date on which such prepayment is to be made, (ii) the principal amount of such Notes to be prepaid on such date, and
(iii) the premium and accrued interest applicable to the prepayment. Such notice shall be accompanied by a certificate of the chief executive officer or chief financial officer of Parent that such prepayment is being made in compliance with Section 3.3. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, shall become due and payable on the prepayment date set forth in such notice.

     3.5 MANDATORY PREPAYMENT. The Notes shall be prepaid in full, together with all interest, fees and expenses plus a prepayment premium computed in accordance with Section 3.3, as if such prepayment were a voluntary prepayment, in the event of a Change of Control.

     3.6 ANNIVERSARY FEE. On the first anniversary of the Closing Date and solely in the event that the Notes remain outstanding, the Loan Parties shall pay Servicer, for the benefit of the Purchasers, a fee (the "Anniversary Fee") equal to .50% multiplied by the principal amount of the Notes then outstanding.

     3.7 HOME OFFICE PAYMENT. The Loan Parties will pay all sums becoming due on each Note for principal, prepayment premium and interest to Servicer by the method and at the address specified for such purpose in Annex A, or by such other method or at such other address as Purchasers shall have from time to time specified to the Loan Parties in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Loan Parties made concurrently with or reasonably promptly after payment or prepayment in full of any Note, each holder of a Note shall surrender such Note for cancellation, reasonably promptly after such request, to the Loan Parties at their principal executive office.

     3.8 TAXES. Any and all payments by the Loan Parties hereunder or under the Notes or other Purchase Documents that are made to or for the benefit of Purchasers shall be made free and clear of and without deduction for any and all present or future Taxes, excluding taxes imposed on Servicer's or Purchasers' net income or capital and franchise taxes imposed on any of them by the jurisdiction under the laws of which any of them is organized or any political subdivision thereof (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If any of the Loan Parties shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Notes or other Purchase Documents to Servicer for the benefit of Purchasers, or to Purchasers, the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this paragraph), each Purchaser receives an amount equal to the sum it would have received had no such deductions been made. The Loan Parties shall make such deductions and the Loan Parties shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Loan Parties agree to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time from any payment made under any and all Purchase Documents or from the execution or delivery by the Loan Parties or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Servicer or Purchasers of their respective rights under any and all Purchase Documents (collectively, "Other Taxes"). The Loan Parties will indemnify Servicer and Purchasers for the full amount of Covered Taxes imposed on or with respect to amounts payable hereunder and Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment of this indemnification shall be made within thirty (30) days from the date Servicer or Purchasers provide the Loan Parties with a certificate certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificates submitted by Servicer or Purchasers in good faith to the Loan Parties shall, absent manifest error, be final, conclusive and binding on all parties. The obligation of the Loan Parties under this Section 3.8 shall survive the payment of the Notes and the termination of this Agreement. Within thirty
(30) days after the Loan Parties having received a receipt for payment of Covered Taxes and/or Other Taxes, the Loan Parties shall furnish to Servicer, the original or certified copy of a receipt evidencing payment thereof.

     3.9 MAXIMUM LAWFUL RATE. This Agreement, the Notes and the other Purchase Documents are hereby limited by this Section 3.9. In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Purchasers exceed the maximum amount permissible under such applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to Servicer or Purchasers in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, Servicer or Purchasers shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Notes, in such manner as may be determined by Purchasers, and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of the principal amount of the Notes, such excess shall be refunded to the Loan Parties.

     3.10 CAPITAL ADEQUACY. If, after the date hereof, either the introduction of or any change of the interpretation of any law or the compliance by Purchasers with any guideline or request from any Governmental Authority (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital or assets of Purchasers as a consequence of, as determined by Servicer or Purchasers in their sole discretion, the existence of any Purchaser's obligations under this Agreement or any other Purchase Documents, then, upon demand by Purchasers, the Loan Parties immediately shall pay to Purchasers, from the time as specified by Purchasers, additional amounts sufficient to compensate Purchaser in light of such circumstances. The obligations of the Loan Parties under this Section 3.9 shall survive the payments of the Notes and the termination of this Agreement.

     3.11 CERTAIN WAIVERS. Each Loan Party unconditionally waives (i) any rights to presentment, demand, protest or (except as expressly required hereby) notice of any kind, and (ii) any rights of rescission, setoff, counterclaim or defense to payment under the Notes or otherwise that the Loan Parties may have or claim against any Purchaser, the Servicer or any prior Purchaser or Servicer.

                                    ARTICLE 4

                                   CONDITIONS

     4.1 CONDITIONS TO PURCHASE OF SECURITIES. The obligation of Purchasers to purchase and pay for the Securities is subject to the satisfaction, prior to or at the Closing, of the following conditions:

          (A) REPRESENTATIONS AND WARRANTIES TRUE; NO DEFAULTS. The representations and warranties contained in Article 5 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein and there shall exist no Default or Event of Default.

          (B) MATERIAL ADVERSE EFFECT. There shall have occurred no event or occurrence constituting, or with the passage of time may reasonably be expected to have a Material Adverse Effect.

          (C) AMENDED AND RESTATED SECURITY AGREEMENT. The Loan Parties and Servicer, for the benefit of the Purchasers, shall have entered into an amended and restated security agreement, with Servicer subordinated in lien priority only to the Liens in favor of the Senior Lender as contemplated therein, in form and substance as set forth in Exhibit C attached hereto (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Amended and Restated Security Agreement"). The Loan Parties shall have executed and delivered to Servicer, for the benefit of the Purchasers, such financing statements and other instruments (collectively, "Financing Statements") as Servicer shall require in order to perfect and maintain the continued perfection of the security interest created by the Amended and Restated Security Agreement. Servicer shall have received reports of filings with appropriate Government Authority showing that there are no Liens on the assets of the Loan Parties other than Permitted Liens.

          (D) ENVIRONMENTAL REPORTS. Servicer shall have received reports, if any, covering the Loan Parties' properties in form and substance satisfactory to Servicer regarding the Loan Parties' compliance with Environmental Laws.

          (E) AMENDED AND RESTATED SUBORDINATION AGREEMENT. The Loan Parties, Purchaser, Servicer and the Senior Lender shall have executed and delivered the Amended and Restated Subordination Agreement.

          (F) LIFE INSURANCE. The Loan Parties shall have delivered to Servicer a paid life insurance policy issued by a carrier reasonably acceptable to Servicer insuring the life of Stephen L. Day in the amount of $2,000,000 and naming Servicer as the beneficiary (the "Life Insurance").

          (G) CLOSING DOCUMENTS. The Loan Parties will have delivered or caused to be delivered to Servicer all of the following documents in form and substance satisfactory to Servicer:

               (i) one or more Notes in the form of Exhibit A hereto (as designated by Servicer and Purchasers pursuant to Section 2.1 and Annex B hereof) in aggregate original principal amounts as set forth herein, duly completed and executed by the Loan Parties;

               (ii) one or more Warrants in the form of Exhibit B hereto (as designated by Servicer and Purchasers pursuant to Section 2.1 and Annex B hereof), evidencing the right to acquire shares of Common Stock, subject to adjustment from time to time in accordance with the terms thereof, duly completed and executed by Parent;

               (iii) certificates of good standing dated not more than ten (10) days prior to the Closing Date for each of the Loan Parties issued by their respective jurisdictions of organization and each jurisdiction where they are qualified to operate as a foreign corporation or limited liability company, as applicable, or its equivalent;

               (iv) a copy of the Charter Documents of each of the Loan Parties, certified by the appropriate governmental official of the jurisdiction of its organization as of a date not more than ten (10) days prior to the Closing Date;

               (v) a copy of the By-laws of each of the Loan Parties, certified as of the Closing Date by the secretary, assistant secretary, manager or general partner, as applicable, of each respective Loan Party;

               (vi) a certificate of the secretary, assistant secretary, manager or general partner, as applicable, of each of the Loan Parties, certifying as to the names and true signatures of the officers or other authorized person of the respective Loan Party authorized to sign this Agreement and the other documents to be delivered by the respective Loan Party hereunder;

               (vii) copies of the resolutions duly adopted by each of the Loan Party's board of directors, general partners, board of managers or other governing body, authorizing the execution, delivery and performance by the respective Loan Party of this Agreement and each of the other agreements, instruments and documents contemplated hereby to which the respective Loan Party is a party, and the consummation of all of the other Transactions, certified as of the Closing Date by the secretary, assistant secretary, manager or general partner, as applicable, of the respective Loan Party;

               (viii) a certificate dated as of the Closing Date from an officer, general partner or manager, as applicable, of each of the Loan Parties stating that the conditions specified in this Section 4.1 have been fully satisfied or waived by Servicer;

               (ix) certificates of insurance evidencing the existence of all insurance required to be maintained by the Loan Parties pursuant to Section 7.1(c), and Servicer shall be satisfied with the type and extent of such coverage;

               (x) an opinion of PretiFlaherty PLLP, counsel to the Loan Parties in form the form of Exhibit D;

               (xi) copies of all material leases to which any of the Loan Parties is a party;

               (xii) copies of the Senior Credit Agreement and any supplements or amendments or waivers thereto, certified by the Loan Parties as of the Closing Date as being true, complete and correct;

               (xiii) copies of all documents related to the Citizens Transaction, including, without limitation, fully executed copies of the Citizens Redemption Agreement and certificates representing the Citizens Stock, together with instruments of transfer executed in blank.

               (xiv) the financial statements and projections described in
Section 5.1(c) and a pro-forma opening balance sheet of each of the Loan Parties as of the Closing Date, giving effect to the Senior Financing and the sale and issuance of the Notes, which balance sheet shall be satisfactory to Servicer; and

               (xv) such other documents relating to the Transactions contemplated by this Agreement as Servicer or its special counsel may reasonably request.

          (J) PURCHASERS' FEES AND EXPENSES.

               (i) ARRANGEMENT FEE. On the Closing Date, the Loan Parties shall pay the Arrangement Fee to Servicer less any amount thereof paid prior to the Closing Date, and the Loan Parties hereby authorize Servicer to deduct from the aggregate proceeds from the sales of the Notes by the Loan Parties, the unpaid amount of such Arrangement Fee; and

               (ii) OTHER FEES AND EXPENSES. On the Closing Date, the Loan Parties shall have paid the fees and expenses of Servicer and Purchasers, payable by the Loan Parties pursuant to Section 10.4 hereof (and the Loan Parties hereby authorize Servicer to deduct from the aggregate proceeds of the sale of the Notes by the Loan Parties, all such amounts).

          (K) LEGAL INVESTMENT. On the Closing Date, Purchasers' purchases of the Securities shall not be prohibited by any applicable Law of any Governmental Authority (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) as a result of the promulgation or enactment thereof or any changes therein, or change in the interpretation thereof by any Governmental Authority, subsequent to the date of this Agreement.

          (L) PROCEEDINGS. All proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto will be satisfactory in form and substance to Servicer and its special counsel and to Purchasers and their special counsel.

          (M) CONSUMMATION OF SENIOR FINANCING. The Senior Financing shall have closed concurrently with the Closing.

          (N) CONSUMMATION OF CITIZENS TRANSACTION. The Citizens Transaction shall have closed concurrently with the Closing.

          (O) WAIVER. Servicer on behalf of the Purchasers may waive any condition specified in this Section 4.1; provided that no such waiver will be effective against Servicer unless it is set forth in a writing executed by Servicer.

          (P) MINIMUM EBITDA; MAXIMUM FUNDED DEBT RATIO; MAXIMUM FUNDED SENIOR DEBT RATIO. On the Closing Date, the Loan Parties shall have provided evidence to the reasonable satisfaction of the Servicer of (i) pro forma EBITDA for the twelve month period preceding the Closing of not less than $4,750,000; (ii) a Funded Debt Ratio at Closing of not more than 4.50 to 1.0; and (iii) a Funded Senior Debt Ratio at Closing of not more than 3.00 to 1.0.

          (Q) INTEREST RATE PROTECTION AGREEMENT. Not later than ninety (90) days following the Closing Date, the Loan Parties shall have entered into an Interest Rate Protection Agreement covering Funded Debt under the Senior Financing, satisfactory in amount, form and substance to Servicer and its special counsel and to Purchasers and their special counsel.

                                    ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF LOAN PARTIES

     5.1 REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES. As a material inducement to Servicer and Purchasers to enter into this Agreement and purchase the Securities, the Loan Parties, jointly and severally, hereby represent and warrant to Servicer and Purchasers as follows:

          (A) ORGANIZATION AND POWER. Each of the Loan Parties is a corporation or limited liability company duly organized, validly existing and in good standing under the Laws of its state of formation. Each of the Loan Parties has all requisite corporate or other organizational power and authority and all material licenses, permits, approvals and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the Transactions, and is qualified to do business in the jurisdictions listed on the "Organization Schedule" attached hereto as Schedule 5.1(a), which includes every jurisdiction where the failure to so qualify might reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties has its principal place of business as set forth on the "Organization Schedule". The copies of the Charter Documents and By-Laws of the Loan Parties that have been furnished to Servicer reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          (B) PRINCIPAL BUSINESS. Each of Operating Company #1 and Operating Company #2 is engaged in the business of the offer and sale of tack and equine products for mail order, retail and online purchase, and Parent's only activity is ownership of Operating Company #1 and Operating Company #2 (collectively, the "Business"). Purchasers' investment in the Securities will not be characterized as a "United States real property interest" within the meaning of Section 897(c) of the Code.

          (C) FINANCIAL STATEMENTS AND FINANCIAL PROJECTIONS.

               (I) FINANCIAL STATEMENTS; HISTORICAL STATEMENTS. The Loan Parties have delivered to Servicer copies of their audited consolidated year-end financial statements (including a balance sheet and statement of operations, stockholders' equity and cash flows of each of the Loan Parties) for and as of the end of the three fiscal years ended December 31, 2002, 2003 and 2004 (the "Annual Statements") and the seven (7) months ended July 31, 2005, for each of the Parent, Operating Company #1 and Operating Company #2 (the "Most Recent Statements"). The Annual Statements and the Most Recent Statements were compiled from the books and records maintained by the management of the companies referred to above, are correct and complete and fairly represent the consolidated financial condition of such companies as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied (except, with respect to the Most Recent Statements, for the absence of notes thereto and the making of certain normal year-end accruals and adjustments, none of which will be individually or in the aggregate material).

               (II) FINANCIAL PROJECTIONS. The Loan Parties have delivered to Servicer financial projections of the Loan Parties for the period from July 31, 2005 through December 31, 2010 derived from various assumptions of the Loan Parties' management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the Business and the Loan Parties and the present and foreseeable conditions and the intentions of the Loan Parties' management. The Financial Projections accurately reflect the liabilities of the Loan Parties upon consummation of the transactions contemplated hereby as of the Closing Date.

               (III) ACCURACY OF FINANCIAL STATEMENTS. The Loan Parties do not have any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Annual Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Loan Parties that may cause a Material Adverse Effect.

          (D) CAPITALIZATION AND RELATED MATTERS. (i) As of the Closing Date and immediately after giving effect to the Citizens Transaction, the authorized capital stock of Parent will consist of: (A) 5,400,000 shares of Common Stock, of which (x) 4,300,000 shares are designated as "Class A Common", of which 2,896,000 shares are issued and outstanding and (y) 1,100,000 are designated "Class B Common", of which no shares are issued and outstanding; and (B) 1,100,000 shares of Preferred Stock, of which none are issued and outstanding. As of the Closing Date and immediately thereafter, 390,000 shares of common stock of the Parent have been reserved for issuance upon exercise of the options issuable under the 1999 Option Plan of the Parent. As of the Closing, each outstanding share of Common Stock and capital stock of each Loan Party will be duly authorized, validly issued, fully paid and non-assessable and not issued in violation of any preemptive or similar rights created by applicable Law, any Loan Party's Charter Documents, By-laws or by any agreement to which any Loan Party is a party or by which it is bound, and will have been issued in compliance with applicable federal and state securities or "blue sky" Laws. As of the Closing Date, no Loan Party will have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock other than the Preferred Stock and options issuable under the 1999 Option Plan of the Parent or any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock, other than the Preferred Stock and options issuable under the 1999 Option Plan of the Parent. As of the Closing Date, no Loan Party will be subject to any obligation (contingent or otherwise) to repurchase or acquire or retire any shares of its capital stock. None of the Loan Parties have violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Securities hereunder do not require registration under the Securities Act or any applicable state securities laws. There are no agreements among Parent's stockholders with respect to the voting or transfer of Parent's capital stock other than (i) as set forth in that certain Stockholders Agreement, dated September 17, 1998 by and among Parent, Stephen L. Day, Jonathan A.R. Grylls, David Post, Donald Motsenbocker, Thomas Gaines, James F. Powers, David J. Powers and Michele R. Powers, (ii) as set forth in that certain Stockholders and Registration Rights Agreement, dated September 17, 1998, by and among Parent, Stephen L. Day and Citizens Ventures, Inc., or (iii) as contemplated herein.

               (ii) As of the Closing Date and immediately thereafter, (A) Parent owns one hundred percent (100%) of the outstanding shares of capital stock of each of Operating Company #1 and Operating Company #2 and (B) the ownership of the outstanding shares of capital stock of Parent is as set forth on the Organization Schedule.

          (E) SUBSIDIARIES. None of the Loan Parties owns, or holds any rights to acquire, any shares of stock or any other security or interest in any other Person, and the Loan Parties have no Subsidiaries, except in each case as set forth on the Organization Schedule.

          (F) AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement, the other Purchase Documents and all other agreements contemplated hereby and thereby to which each of the Loan Parties is a party (collectively, the "Transaction Documents"), and the consummation of the Transactions have been duly authorized by each of the Loan Parties. The execution and delivery by each of the Loan Parties of the Transaction Documents and the consummation of the Transactions do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under,

(iii) except as created pursuant to the Security Documents, result in the creation of any Lien upon any of the Loan Parties' capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, the Charter Documents of any of the Loan Parties, or any Law to which any of the Loan Parties is subject, or any agreement, instrument, order, judgment or decree to which any of the Loan Parties is a party or to which they or their assets are subject.

          (G) GOVERNMENTAL APPROVALS. Except as specifically provided by the Transaction Documents, no registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the consummation of the Transactions by the Loan Parties.

          (H) ENFORCEABILITY. This Agreement constitutes, and each of the other Transaction Documents when duly executed and delivered by each of the Loan Parties who are parties thereto will constitute, legal, valid and binding obligations of each of the Loan Parties enforceable in accordance with their respective terms.

          (I) NO MATERIAL ADVERSE CHANGE. Since December 31, 2004, there has been no event or occurrence that is likely to have a Material Adverse Effect.

          (J) LITIGATION. Except as described in the "Litigation Schedule" attached hereto as Schedule 5.1(j), there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any Governmental Authority now pending or, to the best knowledge of the Loan Parties' management after due inquiry, threatened against or filed by or affecting any of the Loan Parties or any of their directors or officers or the businesses, assets or rights of any of the Loan Parties that, if determined adversely to the Loan Parties, could have a Material Adverse Effect. The Loan Parties and their directors or officers shall promptly provide Servicer with a copy of all pleadings of all lawsuits filed against others and, in the case of other actions, a letter stating the nature of such suits and a copy of all pleadings.

          (K) COMPLIANCE WITH LAWS. The Loan Parties are not in violation in any material respect of any applicable Law. The Loan Parties are not in default with respect to, or in violation of, any judgment, order, writ, injunction, decree, rule or regulation of any Governmental Authority, except for any such violations, defaults or failures which, individually or in the aggregate, would not have a Material Adverse Effect. The consummation of the Transactions will not cause any violation of any applicable judgment, order, writ, injunction or decree of any Governmental Authority, and there is no investigation, enforcement action or regulatory action pending or, to the Loan Parties' knowledge, threatened against or affecting any of the Loan Parties by any Governmental Authority, except as set forth on the Litigation Schedule. Except as set forth in the Litigation Schedule, to the Loan Parties knowledge, there is no remedial or other corrective action that any of the Loan Parties is required to take to remain in compliance with any judgment, order, writ, injunction or decree of any Governmental Authority or to maintain any material permits, approvals or licenses granted by any Governmental Authority in full force and effect. During the past eight (8) years, none of the officers, directors or management of any of the Loan Parties have been arrested or convicted of any material crime nor have any of them been bankrupt or an officer or director of a bankrupt company.

          (L) ENVIRONMENTAL PROTECTION. Except as specified in "Environmental Schedule" attached hereto as Schedule 5.1(l) and after giving effect to the
Transactions: (a) the business of the Loan Parties, the methods and means employed by the Loan Parties in the operation thereof (including all operations and conditions at or in the properties of the Loan Parties), and the assets owned, leased, managed, used, controlled, held or operated by the Loan Parties, comply in all material respects with all applicable Environmental Laws; (b) with respect to the Properties and Facilities, and except as disclosed in the Environmental Schedule, the Loan Parties have obtained, possess and are in material compliance with all permits, licenses, reviews, certifications, approvals, registrations, consents and any other authorizations required under any Environmental Laws; (c) the Loan Parties have not received (i) any claim or notice of violation, lien, complaint, suit, order or other claim or notice to the effect that the Loan Parties are or may be liable to any Person as a result of (A) the environmental condition of any of their Properties or any other property, or (B) the release or threatened release of any Pollutant, or (ii) any letter or request for information under Section 104 of the CERCLA, or comparable state laws, and to the best of any of the Loan Parties' knowledge, none of the operations of the Loan Parties is the subject of any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a release or threatened release of any Pollutant at the Properties and Facilities or at any other location, including any location to which the Loan Parties have transported, or arranged for the transportation of, any Pollutants with respect to the Properties and Facilities; (d) except as disclosed in the Environmental Schedule, neither the Loan Parties nor, to the Loan Parties' knowledge, any prior owner or operator has incurred in the past, or is now subject to, any Environmental Liabilities; (e) except as disclosed in the Environmental Schedule, there are no Liens, covenants, deed restrictions, notice or registration requirements, or other limitations applicable to the Properties and Facilities, based upon any Environmental Laws or other legal obligations; (f) there are no USTs located in, at, on or under the Properties and Facilities, other than the USTs identified in the Environmental Schedule as USTs, that singly or in the aggregate could have a Material Adverse Effect; and, except as disclosed in the Environmental Schedule, each of those USTs is in material compliance with all Environmental Laws and other legal obligations; and
(g) except as disclosed in the Environmental Schedule, there are no PCBs, lead paint, asbestos (of any type or form), or materials, articles or products containing PCBs, lead paint or asbestos, located in, at, on, under, a part of, or otherwise related to the Properties and Facilities (including, without limitation, any building, structure, or other improvement that is a part of the Properties and Facilities) that singly or in the aggregate could have a Material Adverse Effect, and, except as disclosed in the Environmental Schedule, all of the PCBs, lead paint, asbestos, and materials, articles and products containing PCBs, lead paint or asbestos identified in the Environmental Schedule are in compliance with all Environmental Laws and other legal obligations.

          (M) LEGAL INVESTMENTS; USE OF PROCEEDS. The Loan Parties will use the proceeds from the sale of the Securities and the Senior Notes, together with the proceeds from the Senior Financing, to: (i) consummate the Citizens Transaction;
(ii) pay fees and expenses in connection with the transactions contemplated under the Transaction Documents; and (iii) finance ongoing working capital and capital expenditure requirements and other general corporate purposes in the ordinary course of business. The Loan Parties are not engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" or "margin security" (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the sale of the Securities will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security.

          (N) TAXES. Each of the Loan Parties has filed or caused to be filed all Federal, state and local tax returns that are required to be filed by it, and has paid or caused to be paid all Taxes shown to be due and payable on such returns or on any assessments received by it, including payroll taxes.

          (O) LABOR AND EMPLOYMENT. The Loan Parties are and each of their Plans are in compliance in all material respects with those provisions of ERISA, the Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder that are applicable to the Loan Parties or any such Plan. As of the date hereof, no Reportable Event has occurred with respect to any Plan as to which any of the Loan Parties are or were required to file a report with the PBGC. No Plan has any material amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and neither the Loan Parties nor any member of the Controlled Group has incurred or expects to incur any material withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan. The Loan Parties are in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions. There are no pending or, to the Loan Parties' knowledge, threatened labor disputes, work stoppages or strikes.

          (P) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. None of the Loan Parties is (a) an "investment company" or "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (Q) PROPERTIES; SECURITY INTERESTS. The Loan Parties have good and marketable title to, or valid leasehold interests in, all of the assets and properties used or useful by the Loan Parties in the Business (collectively, the "Properties and Facilities"), subject to no Liens except for Permitted Liens. All of the Properties and Facilities are in good repair, working order and condition and all such assets and properties are owned by the Loan Parties free and clear of all Liens except for Permitted Liens. The Properties and Facilities constitute all of the assets, properties and rights of any type used in or necessary for the conduct of the Business. The Amended and Restated Security Agreement creates and grants to Servicer a valid and perfected security interest in all the collateral thereunder, subject only to Permitted Liens. All real estate owned or leased by any of the Loan Parties is listed on the "Properties Schedule," attached hereto as Schedule 5.1(q).

          (R) INTELLECTUAL PROPERTY; LICENSES. Each of the Loan Parties possesses all Proprietary Rights necessary to conduct the Business as heretofore conducted or as proposed to be conducted by it. All Proprietary Rights registered in the name of any of the Loan Parties and applications therefor filed by any of the Loan Parties are listed on the "Intellectual Property Schedule," attached hereto as Schedule 5.1(r). No event has occurred that permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing, which taken in isolation or when considered with all other such revocations or terminations could have a Material Adverse Effect. None of the Loan Parties has notice or knowledge of any facts or any past, present or threatened occurrence that could preclude or impair the Loan Parties' ability to retain or obtain any authorization necessary for the operation of the Business.

          (S) SOLVENCY. After giving effect to the Transactions, (i) the fair value of the assets of the Loan Parties, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Loan Parties will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Loan Parties will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Loan Parties will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

          (T) COMPLETE DISCLOSURE. All factual information furnished by or on behalf of the Loan Parties to Servicer for purposes of or in connection with this Agreement or the Transactions is, and all other such factual information hereafter furnished by or on behalf of the Loan Parties will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

          (U) BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by the Loan Parties or any of its officers, directors or agents with respect to the issuance and sale of the Securities or the transactions contemplated by this Agreement, including without limitation the Transactions, except for fees payable to Purchasers and Servicer. The Loan Parties agree to indemnify Servicer and Purchasers and hold them harmless from against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Loan Parties, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by Servicer or Purchasers.

          (V) ABSENCE OF UNDISCLOSED LIABILITIES. None of the Loan Parties has any liabilities or obligations, either accrued, absolute, contingent or otherwise, except:

               (i) those liabilities or obligations set forth on the Financial Statements and not heretofore paid or discharged,

               (ii) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed on the schedules or not required to be disclosed because of the term or amount involved or otherwise, and

               (iii) those liabilities or obligations incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business.

          (W) ACCURACY OF INFORMATION. None of the Purchase Documents nor any other information furnished to any of Purchasers by any of the Loan Parties and any of their Affiliates in connection with the Transactions contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained therein not misleading.

          (X) MATERIAL CONTRACTS. All material contracts of each of the Loan Parties have been fully disclosed to Purchasers.

     5.2 ABSOLUTE RELIANCE ON THE REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement and any financial statements, instruments, certificates, schedules or other documents delivered in connection herewith, shall survive the execution and delivery of this Agreement, regardless of any investigation made by Servicer or Purchasers or on Servicer's or Purchasers' behalf.

                                    ARTICLE 6

                             TRANSFER OF SECURITIES

     6.1 RESTRICTED SECURITIES. Purchasers acknowledge that the Securities have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that the Loan Parties are not required to register the Securities.

     6.2 LEGENDS; PURCHASER'S REPRESENTATIONS. Each of the Purchasers hereby represents and warrants to the Loan Parties that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and is acquiring the Securities for investment for its own account, with no present intention of dividing its participation with others (except for a potential transfer or transfers of the Securities to an affiliate or affiliates of Purchasers) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. The Loan Parties may place an appropriate legend on the Securities owned by Purchasers concerning the restrictions set forth in this Article 6. Upon the assignment or transfer by Purchasers or any of its successors or assignees of all or any part of the Securities, the term "Purchaser" as used herein shall thereafter mean, to the extent thereof, the then holder or holders of such Securities, or portion thereof.

     6.3 ASSIGNMENTS AND PARTICIPATIONS. Subject to Section 6.2 hereof and the Amended and Restated Subordination Agreement, a holder of a Note may (i) transfer such Note to Servicer, an Affiliate of Servicer or a new holder, other than a Person who is, at the time of proposed transfer, a Competitor, or (ii) exchange such Note for Notes of different denominations (but in no event of denominations of less than $500,000 in original principal amount), by surrendering such Note to the Loan Parties duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new holder (or the current holder if submitted for exchange only), together with written instructions for the issuance of one or more new Notes specifying the respective principal amounts of each new Note and the name of each new holder and each address therefor. Notwithstanding the foregoing, the limitations on transfer under Section 6.3(i) above shall not apply in the event a Default or Event of Default under this Agreement. The Loan Parties shall simultaneously deliver to such holder or its designee such new Notes, shall mark the surrendered Notes as canceled and shall provide notice of such transfer to Servicer. In lieu of the foregoing procedures, a holder may assign a Note (in whole but not in part) to a new holder by sending written notice to the Loan Parties and Servicer of such assignment specifying the new holder's name and address; in such case, the Loan Parties shall promptly acknowledge such assignment in writing to both the old and new holder. The Loan Parties shall not be required to recognize any subsequent holder of a Note unless and until the Loan Parties have received reasonable assurance that all applicable transfer taxes have been paid and, if the subsequent holder is organized outside the United States, it has provided the forms required under Section 3.8 certifying that it is exempt from United States withholding tax.

     6.4 REPLACEMENT OF LOST SECURITIES. Upon receipt of evidence reasonably satisfactory to the Loan Parties of the mutilation, destruction, loss or theft of any Securities and the ownership thereof, the Loan Parties shall, upon the written request of the holder of such Securities, execute and deliver in replacement thereof new Securities in the same form, in the same original principal amount and dated the same date as the Securities so mutilated, destroyed, lost or stolen; and such Securities so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Securities being replaced have been mutilated, they shall be surrendered to the Loan Parties; and if such replaced Securities have been destroyed, lost or stolen, such holder shall furnish the Loan Parties with an indemnity in writing to save it harmless in respect of such replaced Security.

     6.5 NO OTHER REPRESENTATIONS AFFECTED. Nothing contained in this Article 6 shall limit the full force or effect of any representation, agreement or warranty made herein or in connection herewith to Purchasers.

     6.6 REGISTER. The Parent shall keep at its principal office a register in which the Parent shall provide for the registration of the Notes and Warrants, and for the transfer of the same.

                                    ARTICLE 7

                                    COVENANTS

     7.1 AFFIRMATIVE COVENANTS. The Loan Parties, jointly and severally, covenant that, so long as all or any of the principal amount of the Notes or any interest thereon shall remain outstanding, the Loan Parties shall:

          (A) EXISTENCE. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

          (B) BUSINESSES AND PROPERTIES; COMPLIANCE WITH LAWS. At all times (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, registrations, permits, certifications, approvals, consents, franchises, patents, copyrights, trademarks and trade names, and any other trade names that may be material to the conduct of their businesses; (ii) comply in all material respects with all laws and regulations applicable to the operation of such business, including but not limited to, all Environmental Laws, whether now in effect or hereafter enacted and with all other applicable Laws, (iii) take all action that may be required to obtain, preserve, renew and extend all rights, patents, copyrights, trademarks, trade names, franchises, registrations, certifications, approvals, consents, licenses, permits and any other authorizations that may be material to the operation of such business, (iv) maintain, preserve and protect all property material to the conduct of such business, and (v) except for obsolete or worn out equipment, keep their property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times. Without limiting the generality of the foregoing, the Loan Parties shall comply with the specific environmental covenants set forth in Schedule 5.1(l).

          (C) INSURANCE. Maintain insurance required by the Purchase Documents and any and all contracts entered into by the Loan Parties, including but not limited to: (i) the Life Insurance until the Notes have been repaid in full (for avoidance of doubt, if the Life Insurance issued at the Closing is issued on an interim basis, such Life Insurance shall be reissued on a non-interim basis prior to its expiration); (ii) coverage on their insurable properties (including all inventory, equipment and real property) against the perils of fire, theft and burglary; (iii) public liability; (iv) workers' compensation; (v) business interruption; (vi) product liability; and (vii) such other risks as are customary with companies similarly situated and in the same or similar business as that of the Loan Parties under policies issued by financially sound and reputable insurers in such amounts as are customary with companies similarly situated and in the same or similar business. Each of the Loan Parties shall pay all insurance premiums payable by it and shall deliver the policy or policies of such insurance (or certificates of insurance with copies of such policies) to Servicer. All insurance policies of the Loan Parties shall contain endorsements, in form and substance reasonably satisfactory to Servicer, providing that the insurance shall not be cancelable except upon thirty (30) days' prior written notice to Servicer. Servicer, on behalf of Purchasers, shall be shown as an additional named insured party under all such insurance policies (and as beneficiary of the Life Insurance).

          (D) OBLIGATIONS AND TAXES. Pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits or in respect of their properties before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens or charges upon such properties or any part thereof; provided, however, that the Loan Parties shall not be required to pay and discharge or to cause to be paid and discharged any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Loan Parties shall have set aside on their books adequate reserves with respect thereto.

          (E) FINANCIAL STATEMENTS; REPORTS. Furnish to Servicer:

               (I) ANNUAL STATEMENTS. Within one hundred twenty (120) days after the end of each fiscal year, a balance sheet and statements of operations, stockholders' equity and cash flows of the Loan Parties showing the financial condition of the Loan Parties as of the close of such year and the results of operations during such year, all of the foregoing financial statements to be audited by a firm of independent certified public accountants of recognized national standing acceptable to Servicer and accompanied by an opinion of such accountants without material exceptions or qualifications. Additionally, such financial statements shall be accompanied by a certificate of such accountants (which shall not contain any qualification exception or scope limitation not acceptable to Servicer) stating that in the course of its regular audit of the Business of the Loan Parties, which audit was conducted in accordance with GAAP, no Default or Event of Default relating to financial and accounting matters has come to their attention, or if any Default or Event of Default exists, a statement as to the nature thereof.

               (II) QUARTERLY STATEMENTS. Within forty-five (45) calendar days after the end of each calendar quarter, financial statements (including a balance sheet and cash flow and income statements) showing the financial condition and results of operations of the Loan Parties as of the end of each such quarter and for the then elapsed portion of the current fiscal year, together with comparisons to the corresponding periods in the preceding year and the budget for such periods, accompanied by a certificate of an officer that such financial statements have been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

               (III) FORMAT; MANAGEMENT REPORT; CERTIFICATE OF COMPLIANCE. Each balance sheet, operations statement, stockholders equity statement and cash flow statement furnished to Servicer or Purchasers pursuant to subsections (i) and
(ii) of this 7.1(e) will be furnished by an electronic means in Excel spreadsheet format containing such line items and other formatting requirements as maybe specified by Servicer. Each financial statement furnished to Servicer pursuant to subsections (i) and (ii) of this Section 7.1(e) shall be accompanied by (A) a written narrative report by the management of the Loan Parties in the form of Exhibit E explaining material developments and trends in the Business and such financial statements and (B) a written certificate in the form of Exhibit E signed by the Loan Parties' chief financial officer to the effect that no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Loan Parties to remedy the same, and
(C) a compliance certificate in the form of Exhibit E showing the Loan Parties' compliance with the covenants set forth in Section 7.3.

               (IV) ACCOUNTANT REPORTS. Promptly upon the receipt thereof, copies of all reports, if any, submitted to the Loan Parties by independent certified public accountants in connection with each annual, interim or special audit or review of the financial statements of the Loan Parties made by such accountants, including but not limited to, each final report (including, in any event, any so-called management letters) and any comment letter submitted by such accountants to management in connection with any annual review or in connection with any interim audit thereof pertaining to any phase of the business of the Loan Parties.

               (V) PROJECTIONS. As soon as available, but in no event later than thirty days after the end of each Fiscal Year, a preliminary projection and, as soon as available, but in no event later than sixty days after the end of each Fiscal Year, a final projection, of the Loan Parties' balance sheet, and income, retained earnings and cash flow statements, respectively, for the following five fiscal years and comparable actual and budgeted figures for the current year; and within ten (10) days after any material update or amendment of any such plan or forecast, a copy of such update or amendment, including a description of and reasons for such update or amendment. Each such projection, update or amendment shall be accompanied by a written certificate signed by the Loan Parties' chief financial officer to the effect that it has been prepared on the basis of the Loan Parties' historical financial statements and records, together with the assumptions set forth in such projection and that it reflects expectations, after reasonable analysis, of the Loan Parties' management as to the matters set forth therein.

               (VI) AGENCY FILINGS. Promptly after the sending or filing thereof, copies of any material filings with, or notices from, any Governmental Authority, other than routine or ordinary course filings, notices and correspondence.

               (VII) ADDITIONAL INFORMATION. Promptly, from time to time, such other information regarding the compliance by the Loan Parties with the terms of this Agreement and the other Purchase Documents or the affairs, operations or condition (financial or otherwise) of the Loan Parties as Servicer or Required Purchasers may reasonably request and that is capable of being obtained, produced or generated by the Loan Parties or of which the Loan Parties have knowledge.

          (F) LITIGATION AND OTHER NOTICES. Give Servicer prompt written notice of the following:

               (I) ORDERS; INJUNCTIONS. The issuance by any court or Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of any loan or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint.

               (II) LITIGATION. The notice, filing or commencement of any action, suit or proceeding against any of the Loan Parties whether at law or in equity or by or before any court or any Governmental Authority and that, if adversely determined against any of the Loan Parties, could result in uninsured liability in excess of $100,000 in the aggregate.

               (III) ENVIRONMENTAL MATTERS. (A) Any release or threatened release of any Pollutant required to be reported to any Governmental Authority under any applicable Environmental Laws, (B) any Removal, Remedial or Response action taken by any of the Loan Parties or any other person in response to any Pollutant in, at, on or under, a part of or about any of the Loan Parties' properties or any other property, (C) any violation by any of the Loan Parties of any Environmental Law, in each case, that could result in a Material Adverse Effect, or (D) any notice, claim or other information that any of the Loan Parties might be subject to an Environmental Liability.

               (IV) DEFAULT. Any Default or Event of Default, specifying the nature and extent thereof and the action (if any) that is proposed to be taken with respect thereto.

               (V) MATERIAL ADVERSE EFFECT. Any development, occurrence or event in any way relating to the business or affairs of any of the Loan Parties that could have a Material Adverse Effect.

               (VI) BOARD MEETINGS. Written notice of each regular meeting of each of the Loan Parties' board of directors at least 30 days in advance of such meeting and prior written notice of each special meeting of each of the Loan Parties' board of directors at least seven (7) days in advance of such meeting, but in any case such notice shall be delivered no later than the date on which the members of the board of directors are notified of such meeting. In addition, the Loan Parties will send Servicer copies of all reports and materials provided to members of the board of directors at meetings or otherwise.

               (VII) SENIOR CREDIT AGREEMENT. Any amendments to, waivers of, or notices of default under, the Senior Credit Agreement.

          (G) ERISA. Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating thereto and furnish to Servicer and if so requested by them in writing, Purchasers (i) as soon as possible, and in any event within thirty (30) days after the Loan Parties know or have reason to know thereof, notice of (A) the establishment by the Loan Parties of any Plan that is subject to Title IV of ERISA or the funding requirements of Section 302 of ERISA, (B) the commencement by the Loan Parties of contributions to a Multiemployer Plan, (C) any failure by the Loan Parties or any of their ERISA Affiliates to make contributions required by Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or (D) the occurrence of any Reportable Event with respect to any Plan or Multiemployer Plan for which the reporting requirement is not waived, together with a statement of an officer setting forth details as to such Reportable Event and the action that the Loan Parties propose to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if any such notice was provided by the Loan Parties, and (ii) promptly after receipt thereof, a copy of any notice the Loan Parties may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan, and (iii) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.

          (H) MAINTAINING RECORDS; ACCESS TO PREMISES AND INSPECTIONS. Maintain financial records in accordance with generally accepted practices and, upon reasonable notice, at all reasonable times and as often as Servicer or any Purchasers may reasonably request (and at any time after the occurrence and during the continuation of a Default or Event of Default), permit any authorized representative designated by Servicer to visit and inspect the properties and financial records of the Loan Parties and to make extracts from such financial records, all at the Loan Parties' reasonable expense, and permit any authorized representative designated by Servicer or any Purchasers to discuss the affairs, finances and conditions of the Loan Parties with the Loan Parties' chief financial officer and such other officers as the Loan Parties shall deem appropriate, and the Loan Parties' independent public accountants.

          (I) BOARD OF DIRECTORS.

               (i) Cause each of the Boards to meet at least quarterly in person or by teleconference as permitted by applicable Law. For so long as any Securities are outstanding, Servicer may designate an observer, without voting rights, who will be entitled to attend and participate in all meetings of the Boards, and any committees thereof. Any observer designated by Servicer shall be entitled to notice of all meetings of the Boards and committees thereof and to information provided to any director (including, without limitation, monthly financial statements) in his capacity as such. Such observer shall receive reimbursement for reasonable out-of-pocket expenses from the Loan Parties incurred in connection with attendance at meetings of the Boards and committees thereof.

               (ii) Each of the Boards shall maintain a compensation committee, which shall be comprised of at least a majority of directors who are not otherwise employed by any of the Loan Parties or their Subsidiaries.

               (iii) All rights of Purchasers under this Section 7.1(i) shall be exercised by Required Purchasers.

               (iv) Each of the Loan Parties agrees that any observer described in this Section 7.1(i) may share with Servicer or any of Purchasers with which he is affiliated and such of Servicer's or such Purchasers' legal and financial advisors any confidential information related to the business and operations of any of the Loan Parties disclosed to him during the exercise of his duties as an observer hereunder, unless the applicable Board expressly directs that specific confidential information not be so disclosed.

               (v) Servicer and each of the Purchasers agrees and agrees to cause its legal and financial advisors to keep confidential all information described in Section 7.1(i)(v), which is disclosed to them by an observer affiliated therewith, provided, that, such information may be disclosed if required by Law. Servicer and Purchasers shall have no obligation to keep information received pursuant to Section 7.1(i)(v) confidential if such information: (A) is or becomes public from a source other than such observer or one of Servicer's or of Purchasers' legal or financial advisors or (B) is known to or discovered by Servicer, Purchasers or any of their legal or financial advisors independently of such observer, provided, that, the source of such information was not known, after due inquiry, to be bound by a confidentiality agreement with (or subject to any other contractual, legal or fiduciary obligation of confidentiality to) the relevant Loan Party.

               (vi) Notwithstanding anything herein to the contrary, each party to the transactions contemplated by this Agreement (and each Affiliate and officer, director, manager, stockholder, members, employee and agent, in their capacities as such) agree that each party (and each Affiliate and officer, director, manager, stockholder, members, employee and agent, in their capacities as such) may disclose to any and all persons or entities, without limitation of any kind, the tax treatment and tax structure of the transactions and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person or entity relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including (without limitation) (A) any portion of any materials to the extent not related to the tax treatment or tax structure of the transactions contemplated by this Agreement, (B) the identities of the parties participating or potentially participating in the transactions contemplated by this Agreement, (C) the existence or status of any negotiations, (D) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transactions contemplated by this Agreement), or (E) any other term or detail not relevant to the tax treatment or the tax structure of the transactions contemplated by this Agreement.

          (J) FUTURE FINANCINGS. Give to Servicer and Purchasers an opportunity to participate in any future financings of the Loan Parties.

     7.2 NEGATIVE COVENANTS. The Loan Parties, jointly and severally, covenant that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding:

          (A) INDEBTEDNESS. None of the Loan Parties shall create, incur, assume guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Indebtedness, except:

               (i) Indebtedness incurred under this Agreement;

               (ii) Indebtedness incurred under the Senior Financing, to which payment under the Notes will be subordinated on terms acceptable to Servicer;

               (iii) Indebtedness incurred in the ordinary course of business with respect to customer deposits, trade payables and other unsecured current liabilities not the result of borrowing and not evidenced by any note or other evidence of indebtedness;

               (iv) Indebtedness (whether secured (pursuant to Section 7.2(b)(vi)) or unsecured) incurred to purchase or lease on a Capitalized Lease basis equipment or other capital assets incurred in the ordinary course of business in an amount at any time outstanding not to exceed $1,380,000 (provided that recourse under such Indebtedness is limited to the equipment or other capital asset), or for Taxes, in each case, subject to the limitations set forth in Section 7.2(b); and

               (v) Indebtedness in the form of Guaranties permitted by Section 7.2(c).

          (B) NEGATIVE PLEDGE; LIENS. The Loan Parties shall not create, incur, assume or suffer to exist any Lien of any kind on any of their properties or assets of any kind, except the following (collectively, "Permitted Liens"):

               (i) Liens created in connection with the Senior Financing, which Liens Purchasers will subordinate to on terms that are reasonably acceptable to Purchasers;

               (ii) Liens for or priority claims imposed by Law that are incidental to the conduct of business or the ownership of properties and assets (including mechanic's, warehousemen's, attorneys' and statutory landlords' liens) and deposits, pledges or liens to secure statutory or contractual obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided, however, that in each case, the obligation secured thereby shall not be overdue, or, if overdue, is being contested in good faith and adequate reserves have been set up by the Loan Parties as the case may be;

               (iii) Liens securing the payments of Taxes, assessments and governmental charges or levies incurred in the ordinary course of business that either (a) are not delinquent, or (b) are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves have been set aside on their books;

               (iv) Liens listed on the Permitted Encumbrances Schedule attached hereto as Schedule 7.2(b);

               (v) Liens securing the interest of a broker in any Commodity Accounts and any Commodity Contracts (as such terms are defined in the Uniform Commercial Code) to the extent permitted by the Senior Credit Agreement as in effect on the Closing Date;

               (vi) purchase money Liens securing Indebtedness permitted to be incurred under Section 7.2(a)(v) (provided that no such purchase money Liens shall extend to or cover other property of the Loan Parties other than the items of equipment or other capital assets so acquired);

               (vii) Liens consisting of zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of the Loan Parties' real property, which do not, in the Servicer's sole determination: (i) materially impair the use of such property, or (ii) materially lessen the value of such property for the purposes for which the same is held by the Loan Parties; and

               (viii) extensions, renewals and replacements of Liens referred to in clauses (i) through (vii) of this Section 7.2(b); provided, however, that with respect to Liens referred to in clauses (ii) through (vii), any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced.

          (C) CONTINGENT LIABILITIES. The Loan Parties shall not become liable for any Guaranties, except for the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

          (D) LEASES. At no point shall the sum of the aggregate amount of annualized payments on operating leases of real estate during any Fiscal Year exceed the amount identified below as applicable to such period:

       Fiscal Year         Maximum Amount
       -----------         --------------
Ending December 31, 2005     $1,400,000
Ending December 31, 2006     $1,600,000
Ending December 31, 2007     $2,100,000
Ending December 31, 2008     $2,600,000
Ending December 31, 2009     $3,100,000

          (E) CAPITAL EXPENDITURES. The Loan Parties shall not make or commit to make any payments in any Fiscal Years on account of the purchase or lease of any fixed assets (whether through purchase, Capitalized Lease or operating lease), that in the aggregate would cost more than $1,400,000 during any Fiscal Year, without the prior written consent of Servicer.

          (F) MERGERS, ETC. The Loan Parties shall not merge into or consolidate or combine with any other Person, or purchase, lease or, otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person, other than purchases or other acquisitions of inventory, materials, leases, property and equipment in the ordinary course of business. Except (i) for sales of inventory in the ordinary course of business,
(ii) the sale of assets that are obsolete or no longer used or useful in the Loan Parties' business, (iii) "Permitted Acquisitions" as described in Section
5.7 of the Senior Credit Agreement, or (iv) as expressly permitted by the Security Documents, the Loan Parties shall not sell, transfer or otherwise dispose of any of its assets, including the collateral under the respective Security Documents. Parent shall at all times own one hundred percent (100%) of the capital stock of each of Operating Company #1 and Operating Company #2.

          (G) AFFILIATE TRANSACTIONS. The Loan Parties shall not enter into or be a party to any transaction or arrangement with any Affiliate of the Loan Parties or any director, officer, manager or employee of the Loan Parties or any Affiliate thereof, including, without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any such party, except pursuant to the reasonable requirements of the Loan Parties' business and upon fair and reasonable terms no less favorable to the Loan Parties than would be obtained in a comparable arm's-length transaction with a Person other than any such director, officer, manager, employee or Affiliate.

          (H) DIVIDENDS AND STOCK PURCHASES. Other than dividends declared (but not paid) on the issued and outstanding shares of Preferred Stock, none of the Loan Parties shall directly or indirectly declare or pay any dividends or make any distribution of any kind on their outstanding capital stock or any other payment of any kind to any of their stockholders or its Affiliates (including any redemption, purchase or acquisition of, whether in cash or in property, securities or a combination thereof, any partnership interests or capital accounts or warrants, options or any of their other securities), or set aside any sum for any such purpose other than for (i) such dividends, distributions or payments paid solely to other Loan Parties, (ii) payments of regular compensation to employees of the Loan Parties in the ordinary course of business and consistent with past practices and (iii) payments, not to exceed $6,000,000, pursuant to the Citizens Redemption Agreement.

          (I) ADVANCES, INVESTMENTS AND LOANS. The Loan Parties shall not purchase, or hold beneficially any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loan, Guaranty or advance to, or make any investment or acquire any interest whatsoever in, any other Person (including, but not limited to, the formation or acquisition of any Subsidiaries), except:

               (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one (1) year from the date of acquisition;

               (ii) time certificates of deposit or repurchase agreements, maturing within one year of their issuance, from banks in the United States having capital, surplus and undivided profits in excess of $200,000,000;

               (iii) short-term commercial paper carrying the investment grade rating by Moody's or Standard and Poor's rating services and issued by corporations headquartered in the United States, in currency of the United States;

               (iv) shares of money-market mutual funds having assets in excess of $100,000,000 and substantially all of the assets of which consist of investments referred to in clauses (i) through (iii), inclusive, above

               (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

               (vi) deposit accounts maintained in accordance with any loan agreement evidencing the Senior Financing;

               (vii) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

               (viii) receivables owing to the Loan Parties created or acquired in the ordinary course of business and payable on customary trade terms of the Loan Parties;

               (ix) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases or in connection with bidding on government contracts;

               (x) advances to employees, officers, directors and managers in the ordinary course of business for business expenses; provided, however, that the aggregate amount of such advances at any time outstanding shall not exceed $57,500;

               (xi) shares of capital stock in Operating Company #1 and Operating Company #2 held by Parent; and

               (xii) hedging transactions to the extent permitted under the Senior Credit Agreement.

          (J) USE OF PROCEEDS. The Loan Parties shall not use any proceeds from the sale of the Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities."

          (K) AMENDMENT OF CHARTER DOCUMENTS OR CHANGE IN LEGAL STRUCTURE. The Loan Parties shall not (i) amend, terminate, modify or waive or agree to the amendment, modification or waiver of any material term or provision of their respective Charter Documents or Bylaws in any material respect or (ii) without providing Servicer with at least thirty (30) days' prior written notice, change their jurisdiction of formation or cease to be corporations or limited liability companies, as applicable. It is acknowledged by Servicer that this Section 7.2(k) shall not prohibit the modification of Parent's Charter Documents or Bylaws in connection with the closing of the IPO pursuant to the "Second Amended and Restated Certificate of Incorporation of Dover Saddlery, Inc.", in the form previously delivered to Servicer for its approval.

          (L) SUBSIDIARIES. None of the Loan Parties shall establish or acquire any Subsidiary.

          (M) BUSINESS. None of the Loan Parties shall engage, directly or indirectly, in any business other than the Business.

          (N) FISCAL YEAR; ACCOUNTING. None of the Loan Parties shall change its Fiscal Year from ending on December 31st or method of accounting (other than immaterial changes in methods), except as required by GAAP.

          (O) ESTABLISHMENT OF NEW OR CHANGED BUSINESS LOCATIONS. None of the Loan Parties shall relocate its principal executive offices or other facilities or establish new business locations or store any inventory or other assets at a location not identified to Servicer on or before the date hereof, without providing at least thirty (30) days advance written notice to Servicer.

          (P) CHANGED OR ADDITIONAL BUSINESS NAMES. None of the Loan Parties shall change its legal name or establish new or additional trade names without providing at least thirty (30) days advance written notice to Servicer.

     7.3 FINANCIAL COVENANTS. The Loan Parties shall maintain at the end of each fiscal quarter:

          (A) FUNDED DEBT RATIO. A maximum Funded Debt Ratio as at any fiscal quarter-end during any period specified below of not more than the ratio identified below as applicable to such period:

                           Period                             Maximum Ratio
                           ------                             -------------
For the fiscal quarter ending on September 30, 2005            5.10 to 1.0
For the fiscal quarter ending on December 31, 2005             4.40 to 1.0
For the fiscal quarter ending on March 31, 2006                4.40 to 1.0
For the fiscal quarter ending on June 30, 2006                 4.40 to 1.0
For the fiscal quarter ending on September 30, 2006            4.40 to 1.0
For the fiscal quarter ending on December 31, 2006             3.90 to 1.0
For the fiscal quarter ending on March 31, 2007                3.90 to 1.0
For the fiscal quarter ending on June 30, 2007                 3.90 to 1.0
For the fiscal quarter ending on September 30, 2007            3.90 to 1.0
For any fiscal quarter ending on or after December 31, 2007    3.50 to 1.0

          Notwithstanding the foregoing, from and after consummation of the IPO, the foregoing maximum Funded Debt Ratio shall be adjusted to 3.30 to 1.0 for each fiscal quarter-end thereafter.

          (B) FUNDED SENIOR DEBT RATIO. A maximum Funded Senior Debt Ratio as at any fiscal quarter-end during any period specified below of not more than the ratio identified below as applicable to such period:

                           Period                             Maximum Ratio
                           ------                             -------------
For the fiscal quarter ending on September 30, 2005            3.25 to 1.0
For the fiscal quarter ending on December 31, 2005             3.00 to 1.0
For the fiscal quarter ending on March 31, 2006                3.00 to 1.0
For the fiscal quarter ending on June 30, 2006                 3.00 to 1.0

                           Period                             Minimum Ratio
                           ------                             -------------
For the fiscal quarter ending on September 30, 2006            3.00 to 1.0
For the fiscal quarter ending on December 31, 2006             2.75 to 1.0
For the fiscal quarter ending on March 31, 2007                2.75 to 1.0
For the fiscal quarter ending on June 30, 2007                 2.75 to 1.0
For the fiscal quarter ending on September 30, 2007            2.75 to 1.0
For any fiscal quarter ending on or after December 31, 2007    2.50 to 1.0

          Notwithstanding the foregoing, from and after consummation of the IPO, the foregoing maximum Funded Senior Debt Ratio shall be adjusted to 2.20 to 1.0 for each fiscal quarter-end thereafter.

          (C) OPERATING CASH FLOW TO TOTAL DEBT SERVICE. A minimum ratio of (i) Operating Cash Flow to (ii) Total Debt Service of not less than 1.30 to 1.0, in each case as determined at the end of each fiscal quarter for the four consecutive fiscal quarters then ending.

          (D) MINIMUM EBITDA AMOUNT. Minimum EBITDA for the then preceding four quarters of not less than:

                           Period                             Minimum Amount
                           ------                             --------------
For the fiscal quarter ending on September 30, 2005             $4,450,000
For each of the four fiscal quarters ending on
   December 31, 2005, March 31, 2006, June 30, 2006 and
   September 30, 2006, respectively                             $4,700,000
For any fiscal quarter ending on or after December 31, 2006     $5,000,000

                                    ARTICLE 8

                                EVENTS OF DEFAULT

     8.1 EVENTS OF DEFAULT. An Event of Default shall mean the occurrence of one or more of the following described events:

          (a) any Loan Party shall default in the payment of (i) interest on the Notes within five (5) days after its due date or (ii) principal of the Notes when due, whether at maturity, upon notice of prepayment in accordance with Sections 3.3 or 3.4, upon any scheduled payment date or by acceleration or otherwise (including mandatory prepayment pursuant to Section 3.5);

          (b) any Loan Party shall default under any agreement under which any Indebtedness in an aggregate principal amount of $115,000 or more is created in a manner entitling the holder of such Indebtedness to accelerate the maturity of such Indebtedness.

          (c) any representation or warranty herein made by any Loan Party, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished;

          (d) any Loan Party shall default in the performance of any covenant, condition or provision of Section 7.1(h), 7.2 or 7.3;

          (e) a default or event of default shall occur under any of the other Purchase Documents, beyond any applicable notice or cure periods;

          (f) any Loan Party shall default in the performance of any other covenant, condition or provision of this Agreement, the Notes or the other Purchase Documents, and such default shall not be remedied to Servicer's or Required Purchasers' satisfaction for a period of thirty (30) days of the earlier of (i) written notice from a Servicer of such default or (ii) actual knowledge by any Loan Party of such default;

          (g) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of any Loan Party or for any substantial part of its property, or for the winding-up or liquidation of their affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days;

          (h) any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Loan Party or for any substantial part of their property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due, or shall take any action in furtherance of any of the foregoing;

          (i) both the following events shall occur; (i) a Reportable Event, the occurrence of which would have a Material Adverse Effect that could cause the imposition of a Lien under Section 4068 of ERISA, shall have occurred with respect to any Plan or Plans; and (ii) the aggregate amount of the then "current liability" (as defined in Section 412(l)(7) of the Code) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than $115,000 at such time;

          (j) a final judgment that, together with any other undischarged final judgments against any Loan Party, exceeds in an aggregate of $115,000 (except to the extent fully covered by insurance and the insurance carrier has not reserved the right to disallow such claim), shall have been entered against any Loan Party if, within thirty (30) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal (provided, that the total cost of any bond applied in order to procure a stay of execution in any such litigation shall not exceed $11,500), or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged;

          (k) any Purchase Document or Security Document shall at any time after the Closing Date cease for any reason to be in full force and effect or shall cease to create perfected security interests in favor of Servicer in the collateral subject or purported to be subject thereto, subject to no other Liens other than Permitted Liens, or such collateral shall have been transferred to any Person without the prior written consent of the holders of a majority in principal amount of the outstanding Notes;

          (l) Acceleration of the Indebtedness under the Senior Financing in accordance with the provisions of the Senior Credit Agreement; and

          (m) a Change of Control shall have occurred.

     8.2 CONSEQUENCES OF EVENT OF DEFAULT.

          (A) BANKRUPTCY. If an Event of Default specified in paragraphs (g) or
(h) of Section 8.1 hereof shall occur, the unpaid balance of the Notes and interest accrued thereon and all other liabilities of the Loan Parties to the holders thereof hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

          (B) OTHER DEFAULTS. If any other Event of Default shall occur, Required Purchasers may at their option, by written notice to the Loan Parties, declare the entire unpaid balance of the Notes, and interest accrued thereon and all other liabilities of the Loan Parties hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived; provided, that in the case of a default specified in clause (ii) of paragraph
(a) of Section 8.1 hereof shall occur, any holder of a Note may declare the entire unpaid balance of such Note (but only such Note) and other amounts due hereunder and thereunder with regard to such Note to become immediately due and payable.

          (C) POST-DEFAULT INTEREST. Following the occurrence and during the continuance of any Event of Default, the holders of the Notes shall be entitled to receive, to the extent permitted by applicable Law, interest on the outstanding principal of, and premium and overdue interest, if any, on, the Notes at a rate per annum equal to the interest rate thereon (determined as provided in Section 3.1) plus two hundred fifty (250) basis points.

          (D) PREMIUM. In the event of any acceleration of Notes pursuant to
Section 8.2(b) hereof, the Loan Parties shall also pay to Servicer, for the ratable benefit of Purchasers the prepayment premium that would otherwise be payable upon any voluntary prepayment of such Notes pursuant to Section 3.3.

     8.3 SECURITY. Payments of principal of, and premium, if any, and interest on, the Notes and all other obligations of the Loan Parties under this Agreement or the Notes are secured pursuant to the terms of the Security Documents.

                                    ARTICLE 9

                                  THE SERVICER

     9.1 AUTHORIZATION AND ACTION. Each Purchaser and each subsequent holder of any Note by its acceptance thereof, hereby designates and appoints Patriot as Servicer hereunder and authorizes Patriot to take such actions as agent on its behalf and to exercise such powers as are delegated to Servicer by the terms of this Agreement and the other Purchase Documents, together with such powers as are reasonably incidental thereto. Servicer shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of Servicer shall be read into this Agreement or otherwise exist for Servicer. In performing its functions and duties hereunder, Servicer shall act solely as agent for Purchasers and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for the Loan Parties or any of their respective successors or assigns. Servicer shall not be required to take any action that exposes Servicer to personal liability or that is contrary to this Agreement or applicable Laws. The appointment and authority of Servicer hereunder shall terminate at the indefeasible payment in full of the Notes and related obligations.

     9.2 DELEGATION OF DUTIES. Servicer may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Servicer shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     9.3 EXCULPATORY PROVISIONS. Neither Servicer nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of Servicer, the breach of its obligations expressly set forth in this Agreement, unless such action was taken or omitted to be taken by Servicer at the direction of the Required Purchasers), or (ii) responsible in any manner to any of Purchasers for any recitals, statements, representations or warranties made by the Loan Parties contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of any of the Loan Parties to perform their respective obligations hereunder, or for the satisfaction of any condition specified in Article 4. Servicer shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any of the Loan Parties.

     9.4 RELIANCE. Servicer shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by Servicer. Servicer shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Required Purchasers or all of the Purchasers, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers; provided, that, unless and until Servicer shall have received such advice, Servicer may take or refrain from taking any action, as Servicer shall deem advisable and in the best interests of the Purchasers. Servicer shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Purchasers or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Purchasers.

     9.5 NON-RELIANCE ON SERVICER AND OTHER PURCHASERS. Each Purchaser expressly acknowledges that neither Servicer, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by Servicer or hereafter taken, including, without limitation, any review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by Servicer. Each Purchaser represents and warrants to Servicer that it has and will, independently and without reliance upon Servicer or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to enter into this Agreement.

     9.6 SERVICER IN ITS INDIVIDUAL CAPACITY. Servicer, and each of its Affiliates may make loans to, purchase securities from, provide services to, accept deposits from and generally engage in any kind of business with the Loan Parties or any Affiliate of the Loan Parties as though Servicer were not Servicer hereunder.

     9.7 SUCCESSOR SERVICER. Servicer may, upon forty-five (45) days' notice to the Loan Parties and Purchaser, and Servicer will, upon the direction of the Required Purchasers (other than Servicer, in its individual capacity), resign as Servicer. If Servicer shall resign, then the Required Purchasers during such fifteen-day period shall appoint a successor Servicer and if the Required Purchasers direct Servicer to resign, such direction shall include an appointment of a successor Servicer. If for any reason no successor Servicer is appointed by the Required Purchasers during such fifteen-day period, then effective upon the expiration of such fifteen-day period, Purchasers shall perform all of the duties of Servicer hereunder and the Loan Parties shall make all payments in respect of the Notes directly to the applicable Purchaser and for all purposes shall deal directly with Purchasers. After any retiring Servicer's resignation hereunder as Servicer, the provisions of Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Servicer under this Agreement.

     9.8 COLLECTIONS AND DISBURSEMENTS.

          (a) Servicer will have the right to collect and receive all payments of the Notes, and to collect and receive all reimbursements due hereunder, together with all fees, charges or other amounts due under this Agreement and the other Purchase Documents with regard to the Notes, and Servicer will remit to each Purchaser, according to its pro rata percentage, all such payments actually received by Servicer (other than expense reimbursements of Servicer or of a particular Purchaser) in accordance with the settlement procedures established from time to time. Settlements shall occur on such dates as Servicer may elect in its sole discretion, but which shall be no later than two (2) Business Days following receipt thereof.

          (b) If any such payment received by Servicer is rescinded or otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement or the other Purchase Documents, each Purchaser will, upon written notice from Servicer, promptly pay over to Servicer its pro rata percentage of the amounts so rescinded or returned, together with interest and other fees thereon so rescinded or returned.

          (c) All payments by Servicer and Purchasers to each other hereunder shall be in immediately available funds. Servicer will at all times maintain proper books of accounts and records reflecting the interest of each Purchaser in the Notes, in a manner customary to Servicer's keeping of such records, which books and records shall be available for inspection by each Purchaser at reasonable times during normal business hours, at such Purchaser's sole expense. Servicer may treat the payees of any Note as the holder thereof until written notice of the transfer thereof shall have been received by Servicer in accordance with Section 6.3. In the event that any Purchaser shall receive any payment in reduction of the Notes in an amount greater than its applicable pro rata percentage in respect of obligations to such Purchaser evidenced hereby (including, without limitation amounts obtained by reason of setoffs) such Purchaser shall hold such excess in trust for Servicer (on behalf of all other Purchasers) and shall promptly remit to Servicer such excess amount so that the amounts received by each Purchaser hereunder shall at all times be in accordance with its applicable pro rata percentage. If, however, any Purchaser that has received any such excess amount fails to remit such amount to the Servicer, the Servicer shall reallocate the amounts paid on the next payment date to each Purchaser so that, after giving effect to such payments, the pro rata obligations owed by the Loan Parties to each Purchaser shall be in an amount equal to the pro rata amount owed by the Loan Parties before the date of the payment of such excess amount. In no event shall any Purchaser be deemed to have a participation or other right in, to or against any other Purchaser's Note as a result of the payment of any excess amount.

     9.9 REPORTING. During the term of this Agreement, Servicer will promptly furnish each Purchaser with copies of all notices and financial statements of the Loan Parties required to be delivered or obtained hereunder and such other financial statements and reports and other information in Servicer's possession as any Purchaser may reasonably request. Servicer will immediately notify Purchasers when it receives actual knowledge of any Event of Default under the Purchaser Documents.

     9.10 CONSENT OF PURCHASERS.

          (a) Except as expressly provided herein, Servicer shall have the sole and exclusive right to service, administer and monitor the Notes and the Purchase Documents related thereto, including, without limitation, the right to exercise all rights, remedies, privileges and options under this Agreement and under the other Purchase Documents, including, without limitation, the credit judgment with respect to the purchasing of the Notes and the determination as to the basis on which and extent to which purchases of Notes may be made.

          (b) Notwithstanding anything to the contrary contained in Section 9.10(a) above, Servicer shall not without the prior written consent of all Purchasers then holding Notes: (i) extend any payment date under the Notes, (ii) reduce any interest rate applicable to any of the Notes or any fee payable to Purchasers hereunder, (iii) waive any Event of Default under Section 8.1 (a),
(iv) compromise or settle all or a portion of the Indebtedness under the Notes,
(v) release any obligor from the Indebtedness under the Notes except in connection with full payment and satisfaction of all Indebtedness under the Notes, (vi) amend the definition of Required Purchasers, or (vii) amend this
Section 9.10(b).

          (c) Notwithstanding anything to the contrary contained in Section 9.10(a) above, and subject to any applicable limitation set forth in Section 9.10(b) above, Servicer shall not, without the prior written consent of Required
Purchasers: (i) waive any Event of Default; (ii) consent to any Loan Parties' taking any action that, if taken, would constitute an Event of Default under this Agreement or under any of the other Purchase Documents; or (iii) amend or modify or agree to an amendment or modification of this Agreement or other Purchase Documents.

          (d) After an acceleration of the Indebtedness, Servicer shall have the sole and exclusive right, after consultation (to the extent reasonably practicable under the circumstances) with all Purchasers and, unless otherwise directed in writing by Required Purchasers, to exercise or refrain from exercising any and all rights, remedies, privileges and options under this Agreement or the other Purchase Documents and available at law or in equity to protect the rights of Servicer and Purchasers and collect the Indebtedness under the Notes, including, without limitation, instituting and pursuing all legal actions brought against any Loan Party or to collect the Indebtedness under the Notes, or defending any and all actions brought by any Loan Party or other Person; or incurring expenses or otherwise making expenditures to protect the collateral, the Notes or Servicer's or any Purchaser's rights or remedies.

     9.11 THIS ARTICLE NOT APPLICABLE TO LOAN PARTIES. Except for Section 9.12, this Article 9 is included in this Agreement solely for the purpose of determining certain rights as between Servicer and Purchasers and does not create, nor shall it give rise to, any rights in or obligations on the part of the Loan Parties and all rights and obligations of the Loan Parties (other than as specifically set forth herein) under this Agreement shall be determined by reference to the provisions of this Agreement other than this Article 9.

     9.12 NO LIABILITY OF PURCHASERS. Purchasers shall have no liability to any of the Loan Parties or any other entity as a result of any actions or failures to act by Servicer hereunder or otherwise.

                                   ARTICLE 10

                                  MISCELLANEOUS

     10.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Loan Parties may not assign or transfer their rights hereunder or any interest herein or delegate their duties hereunder and
(ii) Purchasers shall have the right to assign their rights hereunder and under the Securities in accordance with Article 6.

     10.2 MODIFICATIONS AND AMENDMENTS. Except as set forth in Section 10.7, the Prior Note Purchase Agreement is hereby amended and restated in its entirety as set forth herein. The provisions of this Agreement may be modified, waived or amended, but only by a written instrument signed by each of the Loan Parties to be bound thereby, and to the extent such modification, amendment or waiver relates to the Notes, such instrument must be executed by Servicer on behalf of Purchasers upon satisfaction of the conditions set forth in Section 9.10.

     10.3 NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that Servicer or Purchasers or any holder of Notes would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing, satisfy the conditions set forth in Section 9.10 and shall be effective only to the extent in such writing specifically set forth.

     10.4 REIMBURSEMENT OF EXPENSES. The Loan Parties upon demand shall pay or reimburse Servicer and Purchasers for all fees (including, without limitation, the Closing Fees, the Anniversary Fee and any prepayment premiums) and expenses incurred or payable by Servicer or Purchasers (including, without limitation, reasonable fees and expenses of special counsel for Servicer and Purchasers), from time to time (i) arising in connection with the negotiation, preparation and execution of this Agreement, the Notes, the other Purchase Documents and all other instruments and documents to be delivered hereunder or thereunder or arising in connection with the transactions contemplated hereunder or thereunder, (ii) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof, and (iii) arising in connection with the enforcement of this Agreement or collection of the Notes.

     10.5 HOLIDAYS. Whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day that is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

     10.6 NOTICES. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, but in such case, a confirming copy will be sent by another permitted means) and mailed via certified mail, telecopied or delivered by guaranteed overnight parcel express service or courier to the respective parties, as follows:

     to the Loan Parties:

          Dover Saddlery, Inc
          525 Great Road
          Littleton, Massachusetts 01460
          Attn: Stephen L. Day
          Telecopier: (978) 952-8063

     with a copy to:

          PretiFlaherty PLLP
          P.O. Box 1318
          Concord, New Hampshire 07302
          Attn: John M. Sullivan, Esq.
          Telecopier: (603) 410-1501

     to Servicer:

          Patriot Capital Funding, Inc.
          274 Riverside Avenue
          Westport, Connecticut 06880
          Attn: Timothy W. Hassler
          Telecopier: (203) 221-8253

     with a copy to:

          Edwards & Angell, LLP
          Three Stamford Plaza
          301 Tresser Boulevard
          Stamford, Connecticut 06901
          Attn: Evan S. Seideman, Esq.
          Telecopier: (203) 975-7180

     to Purchasers:

          As set forth on Annex A

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by courier or overnight parcel express service; in the case of certified mail, three (3) Business Days after the date sent; or in the case of telecopy, when received.

     10.7 SURVIVAL. All representations, warranties, covenants and agreements of the Loan Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the purchase of the Notes and shall continue in full force and effect so long as any Note is outstanding and until payment in full of all of the Loan Parties' obligations hereunder or thereunder. All obligations relating to indemnification hereunder shall survive any termination of this Agreement and shall continue for the length of any applicable statute of limitations. In addition, the representations and warranties made by the Loan Parties in the Prior Note Purchase Agreement shall survive as of the applicable closing date notwithstanding the amendment and restatement of the Prior Note Purchase Agreement pursuant to this Agreement.

     10.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     10.9 JURISDICTION, CONSENT TO SERVICE OF PROCESS.

          (a) THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELVES AND THEIR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT SERVICER AND PURCHASERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT AGAINST THE LOAN PARTIES OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

          (b) THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT THEY MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT IN ANY STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

          (c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.6 HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     10.10 JURY TRIAL WAIVER. THE LOAN PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     10.11 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

     10.12 HEADINGS. Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     10.13 INDEMNITY. The Loan Parties hereby agree to indemnify, defend and hold harmless Servicer and Purchasers and their Affiliates, officers, directors, employees, agents and representatives, and their respective successors and assigns in connection with any losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees, to which any such Person may become subject (other than as a result of the gross negligence or willful misconduct of any such Person), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or by reason of any investigation, litigation or other proceedings related to or resulting from any act of, or omission by, the Loan Parties or their Affiliates or any officer, director, employee, agent or representative of the Loan Parties or their Affiliates with respect to the Transactions, the Notes, Charter Documents, the Bylaws or any agreements entered into in connection with any such agreements, instruments or documents and to reimburse Servicer and Purchasers and each such Person, upon demand, for any legal or other expenses incurred in connection with investigating or defending any such loss, claim, damage, liability, expense or action. To the extent that the foregoing undertakings may be unenforceable for any reason, the Loan Parties agree to make the maximum contribution to the payment and satisfaction of indemnified liabilities set forth in this Section
10.13 that is permissible under applicable law.

     10.14 ENVIRONMENTAL INDEMNITY. The Loan Parties, and their successors and assigns, hereby release and discharge, and agree to defend, indemnify and hold harmless, Servicer, Purchasers and their Affiliates (including their partners, subsidiaries, customers, guests, and invitees, and the successors and assigns of all of the foregoing, and their respective directors, officers, employees and agents) (collectively, the "Indemnified Parties") from and against any and all Environmental Liabilities, whenever and by whomever asserted, to the extent that such Environmental Liabilities are based upon, or otherwise relate to: (i) any Condition at any time in, at, on, under, a part of, involving or otherwise related to the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities); (ii) any action or failure to act of any Person, including any prior owner or operator of the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities), involving or otherwise related to the Properties and Facilities or operations of the Loan Parties; (iii) the Management of any Pollutant, material, article or product (including Management of any material, article or product containing a Pollutant) in any physical state and at any time, involving or otherwise related to the Properties and Facilities; (iv) any violation of or noncompliance with or the assertion of any Lien under the Environmental Laws, unless such violation, noncompliance or assertion is caused by the gross negligence or willful misconduct of an Indemnified Party; (v) the presence of any toxic or hazardous substances, wastes or contaminants on, at or from the Properties and Facilities, including, without limitation, human exposure thereto; (vi) any spill, release, discharge or emission affecting the Properties and Facilities, whether or not the same originates or emanates from such Properties and Facilities or any contiguous real estate, including, without limitation, any loss of value of such Properties and Facilities as a result thereof; or (vii) a misrepresentation in any representation or warranty or breach of or failure to perform any covenant made by the Loan Parties in this Agreement. This indemnity and agreement to defend and hold harmless shall survive any termination or satisfaction of the Notes or the sale, assignment or foreclosure thereof or the sale, transfer or conveyance of all or part of the past and present properties and facilities or any other circumstances that might otherwise constitute a legal or equitable release or discharge, in whole or in part, of the Loan Parties under the Notes.

     10.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

     10.16 INTEGRATION. This Agreement and the other Purchase Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.

     10.17 SUBORDINATION. THE OBLIGATIONS OF PAYMENT AND PERFORMANCE EVIDENCED HEREBY AND BY THE OTHER PURCHASE DOCUMENTS AND THE RIGHTS OF THE PURCHASERS AND SERVICER HEREUNDER AND THEREUNDER (INCLUDING RIGHTS OF PAYMENT AND ENFORCEMENT) ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER 16, 2005 (THE "AMENDED AND RESTATED SUBORDINATION AGREEMENT"), AMONG THE LOAN PARTIES, BANK OF AMERICA, AS THE SENIOR LENDER, THE SERVICER AND THE PURCHASER, TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY, AND ALL OTHER OBLIGATIONS OF, THE LOAN PARTIES UNDER AND PURSUANT TO

THE SENIOR CREDIT AGREEMENT AND EACH RELATED "LOAN DOCUMENT" (AS DEFINED THEREIN). THE SERVICER AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE AMENDED AND RESTATED SUBORDINATION AGREEMENT.

     10.18 ORIGINAL ISSUE DISCOUNT. Together, the Notes and the Warrants issued in accordance with this Agreement constitute an "investment unit" for the purposes of Section 1273(c)(2)(A) of the Code. In accordance with Sections 1273(c)(2)(A) and 1273(b)(2) of the Code, the issue price of the investment unit is the purchase price of the Notes. Allocating that issue price among the Notes and Warrants in proportion to their fair market value, as required by Section 1273(c)(2)(B) of the Code and Treasury Regulation 1.1273-2(h)(1), results in the Warrants having an issue price of $235.03 and the Notes having an aggregate issue price of $7,816,718.63. Accordingly, the original issue discount that will accrue on the Notes is $233,281.37. None of the parties will take any position in its tax returns or otherwise that is inconsistent with the foregoing.

                                      * * *

                               SIGNATURE PAGES TO
                   SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        LOAN PARTIES:

                                        DOVER SADDLERY, INC. ("PARENT")


                                        By: /s/ Stephen L. Day
                                            ------------------------------------
                                        Name: Stephen L. Day
                                        Title: President


                                        DOVER SADDLERY, INC. ("OPERATING
                                        COMPANY #1")


                                        By: /s/ Stephen L. Day
                                            ------------------------------------
                                        Name: Stephen L. Day
                                        Title: President


                                        SMITH BROTHERS, INC. ("OPERATING
                                        COMPANY 2")


                                        By: /s/ Stephen L. Day
                                            ------------------------------------
                                        Name: Stephen L. Day
                                        Title: President

                               SIGNATURE PAGES TO
                   SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

                                        SERVICER:

                                        PATRIOT CAPITAL FUNDING, INC.,
                                           a Delaware corporation


                                        By: /s/ Richard P. Buckanavage
                                            ------------------------------------
                                            Richard P. Buckanavage
                                            President and Chief Executive
                                            Officer


                                        By: /s/ Timothy W. Hassler
                                            ------------------------------------
                                            Timothy W. Hassler
                                            Chief Operating Officer


                                        PURCHASERS:

                                        PATRIOT CAPITAL FUNDING, INC.,
                                           a Delaware corporation


                                        By: /s/ Richard P. Buckanavage
                                            ------------------------------------
                                            Richard P. Buckanavage
                                            President and Chief Executive
                                            Officer


                                        By: /s/ Timothy W. Hassler
                                            ------------------------------------
                                            Timothy W. Hassler
                                            Chief Operating Officer